Execution Version

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of August 4, 2016

among

INTERNATIONAL SHIPHOLDING CORPORATION,
ENTERPRISE SHIP COMPANY, INC.,
SULPHUR CARRIERS, INC.,
CENTRAL GULF LINES, INC.,
COASTAL CARRIERS, INC.,
WATERMAN STEAMSHIP CORPORATION,
N.W. JOHNSEN & CO., INC.,
LMS SHIPMANAGEMENT, INC.,
U.S. UNITED OCEAN SERVICES, LLC,
MARY ANN HUDSON, LLC,
SHEILA MCDEVITT, LLC,
TOWER, LLC,
FRASCATI SHOPS, INC.,

GULF SOUTH SHIPPING, PTE LTD,

LCI SHIPHOLDINGS, INC.,

MARCO SHIPPING COMPANY (PTE) LTD,

DRY BULK AUSTRALIA LTD. and

DRY BULK AMERICAS LTD.

as Debtors and Debtors-in-Possession under Chapter 11 of the Bankruptcy Code, as Borrowers,

THE LENDERS PARTY HERETO,

SEACOR CAPITAL CORP.,
as Administrative Agent, Collateral Agent and Security Trustee,

TABLE OF CONTENTS

2

3

4

Appendices

Appendix ALenders, Commitments and Commitment Percentages

Appendix BNotice Information

Schedules

Schedule 6.1Organization; Requisite Power and Authority; Qualification

Schedule 6.2Equity Interests and Ownership

Schedule 6.10(b)Real Property

Schedule 6.13Litigation

Schedule 6.14Name, Jurisdiction and Tax Identification Numbers of Borrower and its Subsidiaries

Schedule 7.19(a)Vessels

Schedule 8.1Existing Indebtedness

Schedule 8.2Existing Liens

Exhibits

Exhibit 2.1Form of Funding Notice

Exhibit 3.2Forms of U.S. Tax Compliance Certificates (Forms 1 – 4)

Exhibit 5.2(b)Interim Order

Exhibit 5.2(o)Budget

Exhibit 12.5Form of Assignment Agreement

5

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of August 4, 2016 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation (the “Company”), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation (“Enterprise”), SULPHUR CARRIERS, INC., a Delaware corporation (“Sulphur Carriers”), CENTRAL GULF LINES, INC., a Delaware corporation (“Central Gulf”), WATERMAN STEAMSHIP CORPORATION, a New York corporation (“Waterman”), COASTAL CARRIERS, INC., a Delaware corporation (“Coastal”), N. W. JOHNSEN & CO., INC., a New York corporation (“NWJ”), LMS SHIPMANAGEMENT, INC., a Louisiana corporation (“LMS”), U.S. UNITED OCEAN SERVICES, LLC, a Florida limited liability company (“UOS”), MARY ANN HUDSON, LLC, a Delaware limited liability company (“MAH”), SHEILA MCDEVITT, LLC, a Delaware limited liability company (“SAM”), TOWER, LLC, an Alabama limited liability company (“Tower”), FRASCATI SHOPS, INC., an Alabama corporation (“Frascati”), GULF SOUTH SHIPPING, PTE LTD, a Singapore corporation, (“Gulf South”), LCI SHIPHOLDINGS, INC., a non-resident corporation existing under the laws of the Republic of the Marshall Islands, (“LCI”), MARCO SHIPPING COMPANY (PTE) LTD, a Singapore corporation, (“Marco”), Dry Bulk Americas Ltd., a corporation organized and existing under the laws of the British Virgin Islands (“Dry Bulk Americas”), Dry Bulk Australia Ltd., a corporation organized and existing under the laws of the British Virgin Islands (“Dry Bulk Australia”; the Company, Enterprise, Sulphur Carriers, Central Gulf, Waterman, Coastal, NWJ, LMS, UOS, MAH, SAM, Tower, Frascati, Gulf South, LCI, Marco, Dry Bulk Americas and Dry Bulk Australia, each a “Borrower” and collectively, the “Borrowers”), each a debtor and debtor-in-possession, SEACOR CAPITAL CORP., as an initial lender, DVB BANK SE, as an initial lender, the other lenders from time to time a party hereto, and SEACOR CAPITAL CORP., as administrative agent (in such capacity, “Administrative Agent”), collateral agent (in such capacity, “Collateral Agent”), and security trustee (in such capacity, “Security Trustee”).

RECITALS:

WHEREAS, on July 31, 2016, (the “Petition Date”), the Borrowers and certain of their Affiliates commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), and the Borrowers have continued to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code; and

WHEREAS, the Borrowers have requested and the Lenders have agreed to provide a secured priming super-priority debtor-in-possession term loan facility to the Borrowers (the “DIP Facility”);

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1. DEFINITIONS AND INTERPRETATION
Definitions

.  The following terms used herein, including in the introductory paragraph, recitals, exhibits and schedules hereto, shall have the following meanings:

1 “363 Sale” has the meaning assigned in Section 7.16(b).
2 “ABS” has the meaning assigned in Section 7.19(a)(iv).
3 “Acceptable Disclosure Statement” has the meaning assigned in Section 7.16(a).
4 “Acceptable Plan of Reorganization” has the meaning assigned in Section 7.16(a).

5 “Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the property of another Person or at least a majority of the Equity Interests of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

6 “Administrative Agent” means as defined in the introductory paragraph hereto, together with its successors and assigns.
7 “Administrative Questionnaire” means an administrative questionnaire provided by the Lenders in a form supplied by the Administrative Agent.

8 “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

9 “Agent” means each of the Administrative Agent and the Collateral Agent.
10 “Agreement” means as defined in the introductory paragraph hereto.

11 “Applicable Laws” means all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.

12 “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

13 “Asset Sale” means a sale, lease, sale and leaseback, assignment, conveyance, exclusive license (as licensor), transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Credit Party or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Equity Interests of any Subsidiary of the Company, other than (a) dispositions of surplus, obsolete or worn out property or property no longer used or useful in the business of the Company and its Subsidiaries (other than vessels or vessel assets that would constitute vessel spares ashore), whether now owned or hereafter acquired, in the ordinary course of business in an aggregate amount not to exceed $50,000; (b) dispositions of inventory sold, and Intellectual Property licensed, in the ordinary course of business; (c) dispositions of Cash Equivalents in the ordinary course of business; (d) licenses, sublicenses, leases or subleases granted to any third parties in arm’s-length commercial transactions in the ordinary course of business that do not interfere in any material respect with the business of the Company or any of its Subsidiaries, and (e) Involuntary Dispositions.

14 “Assignment Agreement” means an assignment agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.5(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit 12.5 or any other form approved by the Administrative Agent.

15 “Assignments of Insurances” means those certain Assignments of Insurances to be executed by the applicable Credit Parties in favor of the Collateral Agent, in form and substance satisfactory to the Administrative Agent, pursuant to which the Collateral Agent, on behalf of the Lenders, will be collaterally assigned and granted a security interest in all of such Credit Parties’ right, title and interest in and to all insurances to be procured by the Credit Parties with respect to the Vessels, including all amounts due from underwriters under any such insurance as payment of losses, or as return premiums or otherwise as such assignments may be amended, modified, renewed, extended, restated or supplemented from time to time.

16 “Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer and, solely for purposes of making the certifications required under Section 5.2(g), any secretary, assistant secretary, director or other authorized signatory authorized by the board of directors or equivalent governing body of such Person.

17 “Avoidance Actions” means all causes of action arising under Sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code and any proceeds therefrom.
18 “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

19 “Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

20 “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
21 “Bankruptcy Court” has the meaning assigned to the term in the recitals hereto.

22 “Bid Due Date” has the meaning assigned in Section 7.16(b).
23 “Bidding Procedures Order” has the meaning assigned in Section 7.16(b).
24 “Borrowers” means as provided in the introductory paragraph to this Agreement.
25 “Borrowing” means a borrowing consisting of simultaneous Loans.

26 “Budget” means the 13-week projection of the Credit Parties broken down by week, including the anticipated receipts and disbursements for such period, attached as Exhibit 5.2(o), in form and substance reasonably satisfactory to the Lenders in their sole discretion, and all required updates thereto, in form and substance reasonably acceptable to the Required Lenders, in their sole discretion (and any required material changes to the Budget in substance reasonably acceptable to DVB Bank SE).

27 “Budget Testing Date” has the meaning assigned in Section 8.8(a).
28 “Budget Testing Period” has the meaning assigned in Section 8.8(a).

29 “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

30 “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

31 “Carve-Out” has the meaning assigned in the DIP Order.

32 “Cash Equivalents” means, as at any date of determination, any of the following:  (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-l from S&P or at least P-l from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-l from S&P or at least P-l from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by (x) any Lender, (y) any foreign lending institution so long as it holds Indebtedness of the Company or its Subsidiaries or (z) by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal or other applicable banking regulator), and (ii) has Tier 1 capital (as defined in such regulations, or the equivalent foreign regulations, if applicable) of not less than $100,000,000; (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than

$500,000,000, and (iii) has the highest rating obtainable from cither S&P or Moody’s; and (f) overnight repurchase investments and overnight Eurodollar sweep investments.
33 “Cash Management Orders” has the meaning assigned in Section 5.2(c).
34 “Central Gulf” means as provided in the introductory paragraph to this Agreement.

35 “Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c)the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

36 “Change of Control” means an event or series of events by which:

36(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

36(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

37 “Chapter 11 Cases” has the meaning assigned to the term in the recitals hereto.

38 “Chapter 11 Orders” means, collectively, the DIP Order and the Cash Management Order.
39 “Classification Society” means one of the members of the International Association of Classification Societies.
40 “Closing Date” means the first date all conditions in Section 5.2 have been satisfied or waived.
41 “Coastal” means as provided in the introductory paragraph to this Agreement.

42 “Collateral”  means (i) all of the assets, property, rights and interests of the Credit Parties that are or are intended to be subject to the Liens created by or pursuant to the Collateral Documents and (ii) the “DIP Collateral” as defined in the DIP Order.

43 “Collateral Agent” means as defined in the introductory paragraph hereto, together with its successors and assigns.

44 “Collateral Documents” means the Security Agreement, the DIP Orders, the Vessel Mortgages and all other Mortgages, instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the holders of the Obligations, a Lien on any real, personal or mixed property of such Credit Party as security for the Obligations.

45 “Commitment” means, for each Lender, the commitment of such Lender to make a portion of the Loans hereunder.  The Commitment of each Lender as of the Closing Date is set forth on Appendix A.  The aggregate principal amount of the Commitments of all of the Lenders as in effect on the Closing Date is $16,000,000.

46 “Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), (a) the numerator of which is the outstanding principal amount of such Lender’s portion of the Loans, and (b) the denominator of which is the aggregate outstanding principal amount of the Loans.  The initial Commitment Percentage of each Lender as of the Closing Date is set forth on Appendix A.

47 “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
48 “Confirmation Date” has the meaning assigned in Section 7.16(a).
49 “Confirmation Order” means an order of the Bankruptcy Court, in form and substance reasonably acceptable to the Required Lenders, confirming the Acceptable Plan of Reorganization.
50 “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

51 “Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

52 “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

53 “Credit Date” means the date of a Credit Extension.

54 “Credit Document” means any of this Agreement, the DIP Orders, the Collateral Documents, and, to the extent evidencing or securing the Obligations, all other documents, instruments or agreements executed and delivered by any Credit Party for the benefit of the Administrative Agent, the Collateral Agent or any Lender in connection herewith or therewith.

55 “Credit Extension” means the making of a Loan.
56 “Credit Parties” means, collectively, the Borrowers and guarantors, if any, of the Obligations.

57 “Debt Transaction” means, with respect to the Company or any of its Subsidiaries, any sale, issuance, placement, assumption or Guarantee of Indebtedness (other than Indebtedness permitted under Section 8.1), whether or not evidenced by a promissory note or other written evidence of such Indebtedness.

58 “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

59 “Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
60 “Default Rate” means an interest rate equal to 14.00%.

61 “Defaulting Lender” means, subject to Section 2.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified a Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or a Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(b)) upon delivery of written notice of such determination to the Borrowers and each Lender.

62 “DIP Liens” means the Liens described in Section 11.2 hereof.
63 “DIP Order” means, collectively, the Interim Order and the Final Order.
64 “Dollars” and the sign “$” mean the lawful money of the United States.
65 “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
66 “Dry Bulk Americas” means as provided in the introductory paragraph to this Agreement.
67 “Dry Bulk Australia” means as provided in the introductory paragraph to this Agreement.

68 “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

69 “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

70 “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

71 “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.5(b), subject to any consents and representations, if any as may be required therein.
72 “Enterprise” means as provided in the introductory paragraph to this Agreement.

73 “Environmental Claim” means any known investigation, written notice, notice of violation, written claim, action, suit, proceeding, written demand, abatement order or other written order or directive (conditional or otherwise), by any Person arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to human health, safety, natural resources or the environment.

74 “Environmental Permits” means all permits, licenses, orders, and authorizations which a Borrower or any of its Subsidiaries has obtained under Environmental Laws in connection with such Borrower’s or any such Subsidiary’s current Facilities or operations.

75 “Environmental Laws” means any and all current or future federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other written requirements of Governmental Authorities relating to (i) any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) protection of human health and the environment from pollution, in any manner applicable to any Credit Party or any of its Subsidiaries or their respective Facilities.

76 “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which any Borrower or any Subsidiary assumed liability with respect to any of the foregoing.

77 “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

78 “Equity Transaction” means, with respect to the Company or any of its Subsidiaries, any issuance or sale by the Company or such Subsidiary of shares of its Equity Interests, other than an issuance (a) to the Company or any of its wholly-owned Subsidiaries, (b) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, or (c) which occurred prior to the Closing Date.

79 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, any successor statute, and the regulations thereunder.

80 “ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member, and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

81 “ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in material liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, each case reasonably likely to result in material liability; (vii) the withdrawal of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal is reasonably likely to result in material liability, or the receipt by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it is in “critical” or “endangered” status within the meaning of Section 103(f)(2)(G) or ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, if such reorganization, insolvency or termination is reasonably likely to result in material liability; (viii) the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (1), or Section 4071 of ERISA in respect of any Pension Plan if such fines, penalties, taxes or related charges are reasonably likely to result in material liability; (ix) the assertion of a material claim (other than routine claims for benefits and funding obligations in the ordinary course) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against any Person in connection with any Pension Plan such Person sponsors or maintains reasonably likely to result in material liability; (x) receipt from the Internal Revenue Service of a final written determination of the failure of any Pension Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) or 4068 of ERISA.

82 “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
83 “Event of Default” means each of the conditions or events set forth in Section 9.1.
84 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
85 “Excluded Property” means more than 65% of the issued and outstanding Equity Interests entitled to vote of the foreign Subsidiaries that are not Credit Parties.

86 “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.14 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.2, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.2(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

87 “Existing BB&T Lease” means that certain Agreement to Acquire and Charter, dated as of December 28, 2012, by and among Central Gulf, as seller, BB&T Equipment Finance Corporation, as purchaser, and ISC, as guarantor.

88 “Existing BMO Harris Lease” means that certain Agreement to Acquire and Charter, dated as of November 26, 2012, by and among Sulphur Carriers, as seller, BMO Harris Equipment Finance Company, as purchaser, and ISC, as guarantor.

89 “Existing Capital One Facility” means that certain Loan Agreement, dated as of December 28, 2011 (as amended, supplemented or modified from time to time), by and among LCI, as borrower, ISC, as guarantor and Capital One, National Association, as lender.

90 “Existing CapitalSource Lease” means that certain Agreement to Acquire and Charter, dated as of November 27, 2012, by and among Central Gulf, as seller, Pacific Western Bank, as successor by merger to CapitalSource Bank, as purchaser, and ISC, as guarantor.

91 “Existing DVB Facility” means that certain Senior Secured Term Loan Credit Agreement, dated as of August 26, 2014 (as amended, supplemented or modified from time to time), by and among Central Gulf, as borrower, ISC, as guarantor, the lenders party thereto and DVB Bank SE, as facility agent and security trustee.

92 “Existing ING Facility” means that certain Assigned, Assumed, Amended and Restated Senior Secured Term Loan Facility Agreement, dated as of June 10, 2015 (as amended, supplemented or modified from time to time) by and among Dry Bulk Americas, a corporation organized and existing under the laws of the British Virgin Islands, and Dry Bulk Australia, a corporation organized and existing under the laws of the British Virgin Islands, as borrowers, ISC and Gulf South, as guarantors, the lenders party thereto and ING Bank N.V., London Branch, as facility agent and security trustee.

93 “Existing Regions Facility” means  that certain Credit Agreement, dated as of September 24, 2013 (as amended, supplemented or modified prior to the date hereof), by and among ISC, Enterprise, Sulphur Carriers, CG Railway, Inc., Central Gulf, Waterman, Coastal, NWJ, LMS, UOS, MAH, SAM, Tower and Frascati, as borrowers, the lenders party thereto and Regions Bank, as administrative agent and collateral agent.

94 “Existing RBS/Citizens Facility” means that certain Loan Agreement, dated as of August 25, 2014 (as amended, supplemented or modified from time to time), by and among LCI, as borrower, ISC, as guarantor and Citizens Asset Finance, Inc. (f/k/a RBS Asset Finance, Inc.), as lender.

95 “Facility” means any real property including all buildings, fixtures or other improvements located on such real property now, hereafter or heretofore owned, leased, operated or used by the Borrowers or any of their Subsidiaries or any of their respective predecessors.

96 “Facility Fee” means as defined in Section 2.8(a).

97 “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

98 “Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to JPMorgan Chase Bank, N.A. or any other entity selected by the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

99 “Final Loan” means a Loan made after the Final Order Entry Date.

100 “Final Maturity Date” means the earliest to occur of (i) the Stated Maturity Date, (ii) the effective date of a plan of reorganization of the Borrowers that is confirmed pursuant to an order entered by the Bankruptcy Court or the consummation of any sale of all or substantially all of the assets of the Borrowers, (iii) the acceleration of the Loans and the termination of the Commitments in accordance with the terms of this Agreement, (iv) the appointment by the Bankruptcy Court of a trustee or an examiner with expanded powers in any of the Chapter 11 Cases, and (v) the entry of any order dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code.

101 “Final Order” means the order of the Bankruptcy Court, in form and substance satisfactory to the Required Lenders in their sole discretion, approving the DIP Facility on a final basis, as the same may be amended, modified or supplemented from time to time with the express written consent of the Required Lenders.

102 “Final Order Entry Date” means the date on which the Final Order shall have been entered on the docket of the Chapter 11 Cases.

103 “Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Company that such financial statements fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

104 “Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
105 “Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.
106 “Flood Hazard Property” means any real property subject to a mortgage or deed of trust in favor of the Collateral Agent, for the benefit of the holders of the Obligations, and located in 13 an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
107 “Foreign Lender” means a Lender that is not a U.S. Person.
108 “Frascati” means as provided in the introductory paragraph to this Agreement.

109 “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

110 “Funding Notice” means a notice substantially in the form of Exhibit 2.1.

111 “GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, accounting principles generally accepted in the United States in effect as of the date of determination thereof.

112 “Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

113 “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing)).

114 “Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

115 “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) of joint and several liability with respect to such Indebtedness or obligations, (ii) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (iii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iv) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (v) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such

Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

116 “Gulf South” means as defined in the introductory paragraph to this Agreement.

117 “Hazardous Materials” means any hazardous substances defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 USCA 9601, et seq., as amended, including any hazardous waste as defined under 40 C.F.R. Parts 260-270, gasoline or Oil (including crude oil, petroleum or any fraction thereof), asbestos or polychlorinated biphenyls.

118 “Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

119 “Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under 46 U.S.C. §31322(b) and other Applicable Laws relating to any Lender which are currently in effect or, to the extent allowed under such Applicable Laws, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws now allow.

120 “Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under Capital Leases and all off balance sheet liabilities retained by such Person in connection with asset securitization programs, Synthetic Leases and other similar obligations arising with respect to any other transaction which is the functional equivalent or takes the place of a borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, (vii) all preferred stock and comparable Equity Interests providing for mandatory redemption, sinking fund or other like payments prior to the Final Maturity Date, and (viii) all indebtedness of other Persons Guaranteed by such Person to the extent Guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other Taxes, or any trade payables.

121 “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

122 “Indemnitee” means as defined in Section 12.2(b).

123 “Intellectual Property” means all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises related to intellectual property, licenses related to intellectual property and other intellectual property rights.

124 “Interest Payment Date”  means, as to any Loan, (a) the last Business Day of each month, (b) the date of any prepayment with respect to the principal amount of Loans being prepaid, and (c) the Final Maturity Date.

125 “Interim Loan” means a Loan made on the Closing Date.

126 “Interim Order” means the order of the Bankruptcy Court, substantially in the form of Exhibit 5.2(b) hereto, approving the DIP Facility on an interim basis, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Required Lenders.

127 “Interim Order Entry Date” means the date on which the Interim Order shall have been entered on the docket of the Chapter 11 Cases.
128 “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

129 “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

130 “Involuntary Disposition” means any theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

131 “IRS” means the United States Internal Revenue Service.

132 “ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

133 “ISM Code Documentation” includes, with respect to each Vessel constituting Collateral subject to the ISM Code:  (a) the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to such Vessel within the periods specified by the ISM Code; (b) any documents which are required to establish and maintain the compliance of such Vessel or the compliance of any Credit Party with the ISM Code; and (c) all additional documents and data which are relevant to the safety management system and its implementation and verification.

134 “ISPS Code” means the International Ship and Port Facility Security Code as adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time.

135 “ISPS Code Documentation” includes the ISSC and all other documents and data which are relevant to the ISPS Code and its implementation and verification which are applicable to any Credit Party or any Vessel constituting Collateral.

136 “ISSC Certificate” means, with respect to each Vessel constituting Collateral, a valid and current International Ship Security Certificate issued under the ISPS Code with respect to such Vessel.

137 “Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, or any property right pursuant to a lease, easement, servitude or similar agreement, however termed, in each case now held or hereafter acquired.

138 “Lender” means each entity with a Commitment hereunder, together with its successors and permitted assigns.  The initial Lenders are identified on the signature pages hereto and are set forth on Appendix A.

139 “LCI” means as provided in the introductory paragraph to this Agreement.

140 “Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

141 “LMS” means as provided in the introductory paragraph to this Agreement.
142 “Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a term loan.

143 “MAH” means as provided in the introductory paragraph to this Agreement.
144 “Margin Stock” means as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

145 “Material Adverse Effect” means any effect, event, condition, action, omission, change or state of facts that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a material adverse effect with respect to (i) the business operations, properties, assets, or financial condition of the Company and its Subsidiaries taken as a whole (excluding (x)  events leading up to the filing of the Chapter 11 Cases, and (y) the effect of filing the Chapter 11 Cases); (ii) the ability of the Credit Parties, taken as a whole, to fully and timely perform the Obligations; (iii) the legality, validity, binding effect, or enforceability against a Credit Party of any Credit Document to which it is a party; (iv) the value of the whole or any material part of the Collateral or the priority of Liens in the whole or any material part of the Collateral in favor of the Collateral Agent for the holders of the Obligations; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any holder of Obligations under any Credit Document.

146 “Material Contract” means any Contractual Obligation to which a Credit Party or any of its Subsidiaries, or any of their respective assets, are bound (other than those evidenced by the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

147 “Moody’s” means Moody’s Investor Services, Inc., together with its successors.

148 “Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Collateral Agent, for the benefit of the holders of the Obligations, a security interest in the real property interest (including with respect to any improvements and fixtures) of any Credit Party in real property.

149 “Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to or was required to contributed to, and still has liability.

150 “Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by the Company or any of its Subsidiaries in connection with any Asset Sale, Debt Transaction, Equity Transaction or Involuntary Disposition, net of (a) direct costs incurred or estimated costs for which reserves are maintained, in connection therewith (including legal, accounting and investment banking fees and expenses, sales commissions and underwriting discounts); and (b) estimated taxes paid or payable (including sales, use or other transactional taxes and any net marginal increase in income taxes) as a result thereof.  For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by the Company or any of its Subsidiaries in any Asset Sale, Debt Transaction, Equity Transaction or Involuntary Disposition.

151 “NWJ” means as provided in the introductory paragraph to this Agreement.

152 “Non-Consenting Lender” means as defined in Section 2.14.
153 “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
154 “Notice” means a Funding Notice.

155 “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

156 “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
157 “Official Committee” means the official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to Section 1102 of the Bankruptcy Code.
158 “Oil” has the meaning assigned in the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq.
159 “Operating Certificates” has the meaning assigned in Section 7.19(a)(iv).

160 “Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, certificate of formation or comparable documents, as amended, and its operating agreement, as amended.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

161 “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

162 “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14).

163 “Outstanding Amount” means with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Loan on such date.
164 “Participant” means as defined in Section 12.5(d).
165 “Participant Register” means as defined in Section 12.5(d).
166 “Patriot Act” means as defined in Section 6.15(f).
167 “PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

168 “Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA and which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to, or was required to contribute to, and still has liability.

169 “Permitted Adequate Protection Payments” means the adequate protection payments to the Prepetition Secured Parties allowed by the DIP Order.

170 “Permitted Contest” means any appropriate proceeding conducted in good faith by a Credit Party or Subsidiary thereof to contest any Tax, assessment, charge, Lien or similar claim, during the pendency of which proceeding the enforcement of such Tax, assessment, charge, Lien or claim is stayed; provided that the Credit Parties have set aside on their books or, if required by the Administrative Agent or the Required Lenders, deposited as cash collateral with the Administrative Agent, for the benefit of the Lenders, adequate cash reserves to assure the payment of any such Tax, assessment, charge, Lien or claim.

171 “Permitted Deviation” means 15%.
172 “Permitted DIP Liens” means each of the Liens permitted pursuant to Section 8.2.

173 “Permitted Liens” means each of the Liens permitted pursuant to clauses (d) through (i) of Section 8.2, and each of the Liens permitted pursuant to clause (c) of Section 8.2 that are senior to the Liens securing the Prepetition Obligations by operation of Applicable Laws.

174 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
175 “Petition Date” has the meaning assigned to the term in the recitals hereto.
176 “Plan Effective Date” shall have the meaning assigned to the term “Effective Date” in the Acceptable Plan of Reorganization.

177 “Prepetition Documents” means the Prepetition Facilities and any other related documents or instruments from time to time executed in favor of the Prepetition Indebtedness Holders.

178 “Prepetition Facilities” means, collectively, (i) the Existing Regions Facility; (ii) the Existing ING Facility; (iii) the Existing Capital One Facility; (iv) the Existing DVB Facility; (v) the Existing RBS/Citizens Facility; (vi) the Existing BB&T Lease; (vii) the Existing BMO Harris Lease and (viii) the Existing CapitalSource Lease.

179 “Prepetition Indebtedness Holders” means, collectively, the agents and lenders under the Prepetition Facilities.

180 “Prepetition Obligations”  means all indebtedness, obligations and liabilities of the Borrowers and their Subsidiaries to the Prepetition Indebtedness Holders incurred prior to the Petition Date arising from or related to the Prepetition Documents.

181 “Prepetition Secured Parties” has the meaning assigned to it in the DIP Order.
182 “Primed Parties” has the meaning assigned to it in the DIP Order.

183 “Principal Office” means, for the Administrative Agent, the Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as it may from time to time designate in writing to the Borrowers and each Lender.

184 “Professional Fees” means the costs and expenses incurred by persons or firms retained by the Borrowers pursuant to Bankruptcy Code sections 327, 328 or 363 or by the Official Committee appointed in these cases appointed pursuant to Bankruptcy Code section 1102 or by creditors of the Borrowers, which costs and expenses are payable by the Borrowers.

185 “Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.
186 “Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.
187 “Register” means as defined in Section 12.5(c).

188 “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, professionals and representatives of such Person and of such Person’s Affiliates.

189 “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

190 “Removal Effective Date” means as defined in Section 9.6(b).

191 “Required Lenders” means (i) at any time SEACOR is a Lender, SEACOR, and (ii) as of any other date of determination, Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders; provided that for this clause (ii), the Total Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

192 “Resignation Effective Date” means as defined in Section 9.6(a).

193 “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of a Credit Party or any Subsidiary of a Credit Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Credit Party’s or such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

194 “Sale and Leaseback Transaction” means, with respect to a Credit Party or any Subsidiary of a Credit Party, any arrangement, directly or indirectly, with any Person (other than a Credit Party) whereby such Credit Party or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

195 “Sale Motion” has the meaning assigned in Section 7.16(b).
196 “Sale Motion Filing Date” has the meaning assigned in Section 7.16(b).
197 “Sale Order” has the meaning assigned in Section 7.16(b).
198 “SAM” means as provided in the introductory paragraph to this Agreement.

199 “Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

200 “Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.
201 “SEACOR” means, collectively, SEACOR Capital Corp. and its Affiliates.

“SEC” means the United States Securities and Exchange Commission.

202 “Security Agreement” means the security agreement dated as of the Closing Date executed by the Credit Parties, as pledgors, and delivered to the Collateral Agent for the benefit of the holders of the Obligations (as defined therein), and any other pledge agreements or security agreements that may be given by any Person pursuant to the terms hereof, in each case as the same may be amended and modified from time to time.

203 “Synthetic Lease” means (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

204 “S&P” means S&P Global Ratings, a division of S&P Global Inc. together with its successors.

205 “Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement (e.g., stock appreciation rights), options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

206 “Security Trustee” means as defined in the introductory paragraph hereto, together with its successors and assigns.
207 “Stated Maturity Date” means January 31, 2017.

208 “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.  Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Company.

209 “Sulphur Carriers” means as provided in the introductory paragraph to this Agreement.

210 “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

211 “Total Credit Exposure” means, as to any Lender at any time, the Outstanding Amount of the Loans of such Lender at such time and the unused Commitments of such Lender at such time.

212 “Tower” means as provided in the introductory paragraph to this Agreement.

213 “Transaction Expenses” means the reasonable and documented costs, fees and expenses, including the reasonable and documented out-of-pocket fees and expenses of the Agents and the Lenders (including, but limited to, one financial advisor for DVB Bank SE, one firm of outside counsel for each of (i) SEACOR (in its capacity as Agent and Lender) and (ii) DVB Bank SE, one firm of maritime counsel for each of (i) SEACOR (in its capacity as Agent and Lender) and (ii) DVB Bank SE, and, if necessary, a single counsel in each appropriate local jurisdiction, in each case, for the Agent and Lenders, taken as a whole) associated with the DIP Facility.

214 “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York (or any other applicable jurisdiction, as the context may require).
215 “United States” or “U.S.” means the United States of America.
216 “UOS” means as provided in the introductory paragraph to this Agreement.
217 “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
218 “U.S. Tax Compliance Certificate” means as defined in Section 3.2(f).
219 “U.S. Trustee” means the Office of the United States Trustee for Region 2.
220 “Vessels” means collectively, the vessels designated on Schedule 7.19(a).

221 “Vessel Mortgages” means any Preferred Ship Mortgage or other similar instrument encumbering the Vessels constituting Collateral and other related Collateral described therein, and all proceeds thereof, each to be executed in favor of the Security Trustee by the Credit Party who is the registered owner of the Vessel covered thereby in a form recordable as required by each such Vessel’s jurisdiction of registry, and acceptable to the Security Trustee and its counsel, as such instruments may be amended, modified, renewed or supplemented from time to time.

222 “Waterman” means as provided in the introductory paragraph to this Agreement.
223 “Withholding Agent” means any Credit Party and the Administrative Agent.

224 “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Accounting Terms

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(a) Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by the Borrowers to the Lenders pursuant to clauses (a) and (b) of Section 7.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation.  If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial covenant or requirement set forth in any Credit Document, and either the Borrowers or the Required Lenders shall object in writing to determining compliance based on such change, then the Lenders and Borrowers shall negotiate in good faith to amend such financial covenant, requirement or applicable defined terms to preserve the original intent thereof in light of such change to GAAP, provided that, until so amended such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to clauses (a) and (b) of Section 7.1 as to which no such objection has been made.

(b) FASB ASC 825 and FASB ASC 470-20.  Notwithstanding the above, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

Rules of Interpretation

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(c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Sections, Exhibits, Appendices and Schedules shall be construed to refer to Sections of, and Exhibits, Appendices and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(d) The terms lease and license shall include sub-lease and sub-license.

(e) All terms not specifically defined herein or by GAAP, which terms are defined in the UCC, shall have the meanings assigned to them in the UCC of the relevant jurisdiction, with the term “instrument” being that defined under Article 9 of the UCC of such jurisdiction.

(f) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(g) To the extent that any of the representations and warranties contained in Section 6 under this Agreement or in any of the other Credit Documents is qualified by “Material Adverse Effect”, the qualifier “in all material respects” contained in Section 5.3(c) and the qualifier “in any material respect” contained in Section 9.1(d) shall not apply.

(h) Whenever the phrase “to the knowledge of’ or words of similar import relating to the knowledge of a Person are used herein or in any other Credit Document, such phrase shall mean and refer to the actual knowledge of the Authorized Officers of such Person.

(i) This Agreement and the other Credit Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Credit Parties, and are the product of discussions and negotiations among all parties.  Accordingly, this Agreement and the other Credit Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

(j) Unless otherwise indicated, all references to a specific time shall be construed to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be.  Unless otherwise expressly provided herein, all references to dollar amounts and “$” shall mean Dollars.

Section 2. LOANS
Term Loans

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(a) Term Loans.  Subject to the terms and conditions set forth herein and in the DIP Order, each Lender severally agrees to make, on the applicable borrowing date, a Loan to the Borrowers in an aggregate amount not to exceed such Lender’s Commitment.  The Borrowers may make only four Borrowings under the Commitments that shall be, in the case of the Interim Loans, on the Closing Date and in an aggregate principal amount not to exceed $7,000,000 and, in the case of the Final Loans, up to three separate Borrowings in an aggregate principal amount not to exceed $16,000,000 less the amount of Interim Loans borrowed on the Closing Date from time to time.  The Commitments in respect of the Interim Loans shall terminate automatically immediately after the making of the Interim Loans on the Closing Date and the remaining Commitments shall terminate automatically immediately after the making of the Final Loans to the extent of the principal amount of such Final Loans made.  All Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full not later than the Final Maturity Date. Amounts repaid on the Loans may not be reborrowed.

(b) Mechanics for Loans.
(i) The Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii) Whenever the Borrowers desire that the Lenders make a Loan, the Borrowers shall deliver to the Administrative Agent a fully executed and delivered Funding Notice no later than 1:00 p.m. at least three (3) Business Days in advance of the proposed Credit Date (or such other time with the consent of the Agent and the Lenders).

(iii) Notice of receipt of each Funding Notice in respect of each Loan, together with the amount of each Lender’s Commitment Percentage, respectively, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 1:00 p.m.) not later than 4:00 p.m. on the same day as the Administrative Agent’s receipt of such notice from the Borrowers.

(iv) Each Lender shall make its Commitment Percentage of the requested Loan available to the Administrative Agent not later than 11:00 a.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office.  Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Credit Extension available to the Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all Loans received by the Administrative Agent in connection with the Credit Extension from the Lenders to be credited to the account of the Company at the Administrative Agent’s Principal Office or such other account as may be designated in writing to the Administrative Agent by the Borrowers.

Section 2.2 Reserved
Section 2.3 Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares.  All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective pro rata shares of the Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment, or the portion of the aggregate outstanding principal amount of the Loans, of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds.

(i) Funding by Lenders;  Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon on the date of such Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(c) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to the Loans, plus, in either case, any administrative, processing or similar fees customarily charged by the Administrative Agent in connection therewith.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders  severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Notices given by the Administrative Agent under this subsection (b) shall be conclusive absent manifest error.

Evidence of Debt; Register; Lenders’ Books and Records

.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrowers and each other Credit Party to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on the Borrowers, absent manifest error, provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or the Borrowers’ obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern in the absence of demonstrable error therein.

Principal Payment on Maturity.

  The principal amount of the Loans shall be repaid in full on the Final Maturity Date.

Interest on Loans

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(c) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at 12.00% per annum.

(d) Interest payable pursuant to this Section 2.6 shall be computed on the basis of a year of 365 or 366 days, as the case may be.  In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on and to each Interest Payment Date.
Default Rate of Interest

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(f) During the continuance of an Event of Default, the Borrowers shall pay interest on the overdue amount hereunder at an interest rate per annum at all times equal to the Default Rate.
(g) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
Fees

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(h) Facility Fee.  The Borrowers shall pay to the Administrative Agent on the Closing Date for its own account a facility fee (the “Facility Fee”) equal to $525,000.  The Facility Fee shall be deemed fully earned when paid.

(i) Administrative Agency Fee.  The Borrowers shall pay to the Administrative Agent for its own account an administrative agency fee in the amount of $50,000, payable upon the execution and delivery of this Agreement.

Prepayments

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(j) Voluntary Prepayments.

(i) Any time and from time to time, the Loans may be repaid in whole or in part without premium or penalty (subject to Section 3.1).  The Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount;

(ii) All such prepayments shall be made upon written or telephonic notice on the date of prepayment given to the Administrative Agent by 11:00 a.m. on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice for a Credit Extension by telefacsimile or telephone to each Lender).  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in Section 2.10.

(k) Mandatory Prepayments.

(i) Asset Sales and Involuntary Dispositions.  Prepayment will be made on the Loans in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Sale or Involuntary Disposition by any Credit Party on the Business Day following receipt of such Net Cash Proceeds; provided that with respect to the sale of the Vessel Green Ridge:

(A) notwithstanding anything in this Agreement to the contrary, fifty percent (50%) of the Net Cash Proceeds of such sale, subject to a maximum of $15,000,000, may be applied to pay obligations under the Existing Regions Facility; and

(B) the remaining Net Cash Proceeds of such sale shall not be required to prepay the Loans provided that such Net Cash Proceeds are promptly deposited in a blocked deposit account of a Borrower, subject to the sole control of the Collateral Agent, and shall constitute Collateral;

provided further that any insurance proceeds released to any Borrower as a result of the payoff of the Existing ING Facility shall not be required to prepay the Loans.

(ii) Debt Transactions.  Prepayment will be made on the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any Debt Transactions on the Business Day following receipt thereof.

(iii) Equity Transactions.  Prepayment will be made on the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any Equity Transactions on the Business Day following receipt thereof.

Application of Prepayments

.  Prepayments will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein (except for Defaulting Lenders where their share will be applied as provided in Section 2.13(a)(ii) hereof).

General Provisions Regarding Payments

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(l) All payments by the Borrowers of principal, interest, fees and other Obligations hereunder or under any other Credit Document shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition.  The Administrative Agent shall, and the Borrowers hereby authorize the Administrative Agent to, debit a deposit account of any Borrower or any of their respective Subsidiaries held with the Administrative Agent or any of its Affiliates and designated for such purpose by any Borrower or such Subsidiary in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or under any other Credit Document (subject to sufficient funds being available in its accounts for that purpose).

(m) In the event that the Administrative Agent is unable to debit a deposit account of a Borrower or any Subsidiary of a Borrower held with the Administrative Agent or any of its Affiliates in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or any other Credit Document (including because insufficient funds are available in its accounts for that purpose), payments hereunder and under any other Credit Document shall be delivered to the Administrative Agent, for the account of the Lenders, not later than 2:00 p.m. on the date due at the Principal Office of the Administrative Agent or via wire transfer of immediately available funds to an account designated by the Administrative Agent (or at such other location as may be designated in writing by the Administrative Agent from time to time); for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next Business Day.

(n) All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(o) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable pro rata share of all payments and prepayments of principal and interest due to such Lender hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(p) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder, but such payment shall be deemed to have been made on the date therefor for all other purposes hereunder.

(q) The Administrative Agent may, but shall not be obligated to, deem any payment by or on behalf of the Borrowers hereunder that is not made in same day funds prior to 2:00 p.m. to be a non-conforming payment.  Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  The Administrative Agent shall give prompt telephonic notice to the Borrowers and each applicable Lender (confirmed in writing) if any payment is non-conforming.  Any non‑conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 9.1(a).  Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate (unless otherwise provided by the Required Lenders) from the date such amount was due and payable until the date such amount is paid in full.

Sharing of Payments by Lenders

.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or other obligations hereunder to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each of the Credit Parties consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Defaulting Lenders

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(r) Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.4(a)(iii).

(ii) Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amount (other than fees which any Defaulting Lender is not entitled to receive pursuant to Section 2.13(a)(iii)) received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 12.3), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.3 were satisfied or waived, such payment shall be applied solely to the pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.13(a)(ii) shall be deemed paid to (and the underlying obligations satisfied to the extent of such payment) and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii) Certain Fees.

(A) Such Defaulting Lender shall not be entitled to receive any fees hereunder for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A), the Borrowers shall not be required to pay the remaining amount of any such fee.

(s) Defaulting Lender Cure.  If the Borrowers and the Administrative Agent agree in writing (each acting in a commercially reasonable manner) that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitment Percentages of the Lenders, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender, and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Removal or Replacement of Lenders

.  If (a) any Lender requests compensation under Section 3.1, (b) any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, (c) any Lender is a Defaulting Lender, or (d) any Lender (a “Non-Consenting Lender”) does not consent (including by way of a failure to respond in writing to a proposed amendment, consent or waiver by the date and time specified by the Administrative Agent) to a proposed amendment, consent, change, waiver, discharge or termination hereunder or with respect to any Credit Document that has been approved by the Required Lenders, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.5), all of its interests, rights (other than its rights under Section 3.1,  Section 3.2 and Section 12.2) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 12.5(b)(iv);

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.1(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.1 or payments required to be made pursuant to Section 3.2, such assignment is reasonably expected to result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any such assignment resulting from a Non‑Consenting Lender’s failure to consent to a proposed amendment, consent, change, waiver, discharge or termination, the successor replacement Lender shall have consented to the proposed amendment, consent, change, waiver, discharge or termination.

Each Lender agrees that in the event it, or its interests in the Loans and obligations hereunder, shall become subject to the replacement and removal provisions of this Section, it will cooperate with the Borrowers and the Administrative Agent to give effect to the provisions hereof, including execution and delivery of an Assignment Agreement in connection therewith, but the replacement and removal provisions of this Section shall be effective regardless of whether an Assignment Agreement shall have been given.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Purchase Right.

  Except if as a result of failure to consent to the disposition of Collateral subject to such Lender’s Lien under the Prepetition Documents, if at any time a Lender is a Non-Consenting Lender (a “Purchase Event”), within ten (10) days of the occurrence of such Purchase Event, SEACOR may request to purchase, and such Non-Consenting Lender hereby offers SEACOR the option to purchase, all but not less than all, of the aggregate amount of Total Credit Exposure of such Non-Consenting Lender outstanding at the time of purchase at par plus accrued and unpaid interest and fees, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to an Assignment Agreement).  If such right is exercised, (x) the Non-Consenting Lender agrees to no longer exercise any voting or consent rights under this Agreement and (y) the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request.  If SEACOR exercises such right to purchase the Total

Credit Exposure of such Non-Consenting Lender, it shall be exercised pursuant to documentation mutually acceptable to each of the Administrative Agent.

Section 3. YIELD PROTECTION
Increased Costs

.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrowers will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender hereunder or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its 36 holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the circumstances giving rise thereto shall be delivered to the Borrowers and shall be conclusive absent manifest error.  In the absence of any such manifest error, the Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s  right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender delivers to the Borrowers the certificate referenced in Section 3.1(c) and notifies the Borrowers of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Taxes

.

(e) FATCA. For purposes of this Section 3.2, the term “Applicable Law” shall include FATCA.

(f) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes, (i) Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(g) Payment of Other Taxes by the Credit Parties.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(h) Tax Indemnification.   The Credit Parties shall jointly and severally indemnify each Recipient and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(i) Each Lender shall severally indemnify the Administrative Agent within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).

(i) Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of a return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(j) Status of Lenders; Tax Documentation.    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.2-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.2-2 or Exhibit 3.2‑3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.2-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) each Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(k) Treatment of Certain Refunds.  Unless required by Applicable Law, at no time shall the Administrative Agent or any Lender have any obligation to file for or otherwise pursue any refund of Taxes withheld or deducted from funds paid by any Credit Party.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this

Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out‑of‑pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of the indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(l) Survival.  Each party’s obligations under this Section 3.2 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Mitigation Obligations; Designation of a Different Lending Office

.    If any Lender requests compensation under Section 3.1, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.2, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or Section 3.2, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 4. [RESERVED]
Section 5. CONDITIONS PRECEDENT
Conditions Precedent to Effectiveness of the Commitments

.  Each Lender’s Commitment shall become binding and enforceable on such Lender immediately and automatically upon its execution and delivery of a signed counterpart of this Agreement to the Borrowers.

Conditions Precedent to the Closing Date

.  The obligation of each Lender to make a Credit Extension hereunder shall not become effective until the date each of the following conditions are satisfied (or waived in accordance with Section 12.4):

(a) Commencement of the Chapter 11 Cases.  The Chapter 11 Cases shall have been commenced in the Bankruptcy Court and all of the substantive “first day orders” and all related pleadings to be filed at the time of commencement of the Chapter 11 Cases or shortly thereafter shall have been reviewed in advance by the Lenders and all of the substantive “first day orders” pertaining to cash management and adequate protection shall be in form and substance satisfactory to the Lenders.

(b) Interim Order.  The Interim Order, in form and substance satisfactory to the Lenders in their sole discretion, shall have been entered by the Bankruptcy Court by not later than the date occurring seven  (7)  days after the Petition Date and the Administrative Agent shall have received a true and complete certified copy of such order, and such order shall and shall be in full force and effect, and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Lenders.

(c) Substantive Orders and Cash Management Orders.  All substantive orders entered by the Bankruptcy Court pertaining to cash management (such cash management orders, together, the “Cash Management Orders”) and all other pleadings and documents filed in connection therewith, shall be in form and substance satisfactory to the Lenders.  All other substantive orders entered by the Bankruptcy Court and related pleadings and documents shall be in form and substance reasonably satisfactory to the Required Lenders; provided that any such substantive orders that are materially adverse to the interest of DVB Bank SE shall also be in form and substance reasonably satisfactory to DVB Bank SE.

(d) Control Over Collateral.  No trustee, examiner with expanded powers or other responsible Person shall have been appointed or designated with respect to the Credit Parties’ business, properties or assets and the Bankruptcy Court shall not have entered any order granting any party, other than the Credit Parties, control over any Collateral.

(e) Reserved.

(f) Executed Credit Documents.  Receipt by the Administrative Agent of duly executed counterparts of this Agreement and the other Credit Documents, in each case, in form and substance satisfactory to the Administrative Agent and the Lenders.

(g) Organizational Documents. Receipt by the Administrative Agent of the following:

(i) Charter Documents.  Copies of articles of incorporation, certificate of organization or formation, or other like document for each of the Credit Parties certified as of the Closing Date by an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent.

(ii) Organizational Documents Certificate.  (i) Copies of bylaws, operating agreement, partnership agreement or like document, (ii) copies of resolutions approving the transactions contemplated in connection with the financing and authorizing execution and delivery of the Credit Documents, and (iii) incumbency certificates, for each of the Credit Parties, in each case certified by an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent.

(iii) Good Standing Certificate.  Copies of certificates of good standing, existence or the like of a recent date for each of the Credit Parties (other than Dry Bulk Americas and Dry Bulk Australia) from the appropriate Governmental Authority of its jurisdiction of formation or organization.

(h) Personal Property Collateral.  Receipt by the Collateral Agent of such UCC financing statements necessary or appropriate to perfect the security interests in the personal property collateral, as determined by the Collateral Agent.

(i) Reserved.

(j) Lien Searches.  Receipt by the Administrative Agent of (i) reports from an independent search service satisfactory to it listing any judgment or tax lien filing or UCC financing statement that names a Credit Party as debtor in jurisdictions deemed appropriate by the Administrative Agent and (ii) abstracts of title with respect to Vessels that constitute Collateral, in each case evidencing the absence of any other liens or mortgages on the Collateral, except the liens securing the Prepetition Facilities and Permitted DIP Liens.

(k) DIP Liens.  The Interim Order and the Collateral Documents shall be effective to create the DIP Liens on the Collateral in favor of the Collateral Agent for its benefit and the ratable benefit of each Lender.

(l) Reserved.

(m) Financial Statements.  Receipt by the Administrative Agent of copies of (A) the internally prepared quarterly financial statements of the Company and its Subsidiaries on a consolidated basis for the fiscal quarter ending on March 31, 2016, (B) the audited consolidated financial statements for the Company and its Subsidiaries for the fiscal year ending December 31, 2015 and (C) such other financial information as the Agent may request, and in each case, such financial statements and other information shall be in form and substance reasonably satisfactory to the Administrative Agent.

(n) Fees and Expenses.  The Administrative Agent shall have confirmation that all reasonable and documented out-of-pocket fees and expenses required to be paid on or before the Closing Date have been paid, including the reasonable and documented out-of-pocket fees and expenses of the separate advisors for the Administrative Agent and DVB Bank SE.

(o) Budget. The Administrative Agent shall have received the Budget in form and substance reasonably satisfactory to the Lenders in their sole discretion.

For purposes of determining compliance with the conditions specified in this Section 5.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Conditions to Each Credit Extension

.  The obligation of each Lender to fund its Commitment Percentage of any Credit Extension on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 12.4, of the following conditions precedent:

(p) Solely with respect to any Borrowing of Final Loans, the Final Order shall have been entered by the Bankruptcy Court not later than 40 days following the Petition Date and the Administrative Agent shall have received a true and complete copy of such order, and such order shall be in form and substance satisfactory to the Lenders in their sole discretion, be in full force and effect, and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Lenders.

(q) the Administrative Agent shall have received a fully executed and delivered Funding Notice, together with the documentation and certifications required therein with respect to each Credit Extension;

(r) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(s) as of such Credit Date, as applicable, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

(t) as of such Credit Date, the Collateral Agent continues to hold for the benefit of all Lenders and any other holder of the Obligations a mortgage lien and/or security interest, as applicable, in all Collateral with the priority set forth in the DIP Order;

(u) the Interim Order or the Final Order, as applicable, shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, or subject to a stay pending appeal;

(v) the Credit Parties shall be in compliance in all material respects with the Interim Order or the Final Order, as applicable;

(w) the Credit Parties shall be in compliance in all material respects with the Cash Management Order;

(x) the Administrative Agent and the Lenders shall have received all periodic updates to the Budget and any variance reports required pursuant to this Agreement, each in form and substance reasonably satisfactory to the Lenders;

(y) the Credit Parties shall be in compliance with the Budget after taking into account any Permitted Deviation, and, other than with respect to the Credit Extension on the Closing Date, shall have consulted with the Lenders as required by the interim order approving the Motion for Entry of Interim and Final Orders (I) Authorizing Payment of Certain Critical Trade Claims in the Ordinary Course of Business; and (II) Authorizing Financial Institutions to Honor All Related Checks and Electronic Payment Requests;

(z) except as disclosed to the Administrative Agent, since the Petition Date, no event, circumstance or change shall have occurred that has caused, be reasonably expected to cause, or evidences, either in any case or in the aggregate, to have a Material Adverse Effect;

(aa) Except for actions, suits, proceedings, investigations, claims or disputes (i) stayed by 11 U.S.C. § 362 or (ii) set forth in Schedule 6.13, there are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrowers or against any of their properties or revenues that could reasonably be expected to result in a Material Adverse Effect; and

(bb) Solely with respect to any Borrowing of Final Loans, an amendment shall have been executed with respect to this Agreement which shall provide the standard of reasonableness by which the Required Lenders shall consent to the sale by the Credit Parties of the Vessel Green Ridge; and

(cc) Solely with respect to any Borrowing of Final Loans, the DIP Liens shall include, pursuant to section 364(d)(1) of the Bankruptcy Code, a first priority priming lien on, and security interest in, the Marshall Islands flagged Vessel Green Dale and all other Citizens Collateral (as that term is defined in the Interim Order), and all other Prepetition Collateral (as that term is defined in the Interim Order).

Any Agent or the Required Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the reasonable good faith judgment of such Agent or Required Lenders, such request is warranted under the circumstances.

Section 6. REPRESENTATIONS AND WARRANTIES

In order to induce the Agents and the Lenders to enter into this Agreement and to make each Credit Extension to be made hereunder, each Borrower represents and warrants to each Agent and Lender, on the Closing Date that the following statements are true and correct:

Organization; Requisite Power and Authority; Qualification

.  Each Credit Party and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 6.1, (b) subject to the entry and the terms of the Chapter 11 Orders, has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Equity Interests and Ownership

.  Schedule 6.2 correctly sets forth the ownership interest of the Company in its Subsidiaries as of the Closing Date.  The Equity Interests of each Credit Party and its Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable.

Due Authorization

.  Subject to the entry and terms of the DIP Order, the execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

No Conflict

.  Subject to the entry and terms of the DIP Order, the execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate in any material respect any provision of any Applicable Laws relating to any Credit Party, any of the Organizational Documents of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party; (b) except as could not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of any Credit Party; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent for the benefit of the holders of the Obligations) whether now owned or hereafter acquired; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party.

Governmental Consents

.  Subject to the entry and terms of the DIP Order, the execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date and other filings, recordings or consents which have been obtained or made, as applicable.

Binding Obligation

.  Subject to the entry of the DIP Order, each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit

Party in accordance with its respective terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability.

Financial Statements

.

(a) The audited consolidated balance sheet of the Company and its Subsidiaries for the most recent Fiscal Year ended, and the related consolidated statements of income, cash flows and retained earnings for such Fiscal Year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Company and its Subsidiaries for the Fiscal Quarter ended March 31, 2016, and the related consolidated statements of income, cash flows and retained earnings for such Fiscal Quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

No Material Adverse Effect; No Default

.

(c) No Material Adverse Effect. Since December 31, 2015, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.
(d) No Default. No Default has occurred and is continuing.
Tax Matters

.  Each Credit Party and its subsidiaries have (i) filed all federal, state and other material tax returns and reports required to be filed, and (ii) subject to the approval of the Bankruptcy Court and the Budget, have paid all federal, state and other material Taxes levied or imposed upon them or their respective properties, assets, income, businesses and franchises otherwise due and payable, except (a) those Taxes being actively contested in good faith and by appropriate proceedings and (b) those Taxes that have been excused or prohibited from being paid pursuant to an order of the Bankruptcy Court or pursuant to the Bankruptcy Code.  There is no proposed tax assessment against any Credit Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

Title to Properties

.   Other than as a result of the Chapter 11 Cases, each of the Credit Parties and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their financial statements and other information referred to in Section 6.7 and in the most recent financial statements delivered pursuant to Section 7.1, in each case except for assets disposed of since the date of such financial statements as permitted under Section 8.9.  All such properties and assets are free and clear of Liens other than Permitted DIP Liens.

(e) Real Estate. Schedule 6.10(b) contains a true, accurate and complete list of all real property leased or owned by the Credit Parties as of the Closing Date.

(f) Intellectual Property.  Each Credit Party and its Subsidiaries owns or is validly licensed to use all Intellectual Property that is necessary for the present conduct of its business, free and clear of Liens (other than Permitted DIP Liens), without conflict with the rights of any other Person unless the failure to own or benefit from such valid license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the knowledge of each Credit Party, no Credit Party nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person unless such infringement, misappropriation, dilution or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Environmental Matters

.  No Credit Party nor any of its Subsidiaries nor any of their respective current Facilities (solely during and with respect to Person’s ownership thereof) or operations, and to their knowledge, no former Facilities (solely during and with respect to any Credit Party’s or its Subsidiary’s ownership thereof), are subject to any outstanding order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) no Credit Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604), the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq. or any comparable state laws; (c) there are and, to the each Credit Party’s and its Subsidiaries’ knowledge, have been, no Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against such Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (d) no Credit Party nor any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility (solely during and with respect to such Credit Party’s or its Subsidiary’s ownership thereof), and neither the Company’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any equivalent state rule defining hazardous waste.  Compliance with all current requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

No Defaults

.  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.

No Litigation

.  Except for actions, suits, proceedings, investigations, claims or disputes (i) stayed by 11 U.S.C. § 362 or (ii) set forth in Schedule 6.13, there are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrowers or against any of their properties or revenues that could reasonably be expected to result in a Material Adverse Effect.

Information Regarding the Borrowers and their Subsidiaries

.  Set forth on Schedule 6.14, is the jurisdiction of organization, the exact legal name (and for the prior five years or since the date of its formation has been) and the true and correct U.S. taxpayer identification number (or foreign equivalent, if any) of each Credit Party and each Subsidiary of the Credit Party as of the Closing Date.

Governmental Regulation

.

(g) No Credit Party nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940.  No Credit Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

(h) No Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended.  To the its knowledge, no Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  No Credit Party nor any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(i) None of the Credit Parties or their Subsidiaries or their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(j) None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has a more than ten percent (10%) of its assets located in Sanctioned Entities, or (iii) derives more than ten percent (10%) of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(k) Each Credit Party and its Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-l, et seq., and any foreign counterpart thereto.  None of the Credit Parties or their respective Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or any of its Subsidiaries or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-l, et seq.

(l) To the extent applicable, each Credit Party and its Subsidiaries are in compliance with Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (as amended from time to time, the “Patriot Act”).

(m) No Credit Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

(n) Each Credit Party who is the registered owner of a Vessel constituting Collateral (other than Vessels Bali Sea, Banda Sea, Oslo Wave and Green Dale) is a citizen of the United States eligible to operate the Vessel under each of the trades endorsed on the Certificate of Documentation for such Vessel under Section 2 of the Shipping Act of 1916 (46 U.S.C. §50501).

(o) All Operating Certificates for each Vessel constituting Collateral are in full force and effect.
Employee Matters

.  No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the best knowledge of each Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the best knowledge of each Credit Party, threatened against any of them, (b) no strike or work stoppage in existence or to the knowledge of each Credit Party, threatened that involves any Credit Party or any of its Subsidiaries, and (c) to the best knowledge of each Credit Party, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the best knowledge of each Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a),  (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

Pension Plans

.  (a) Other than as a result of the Chapter 11 Cases, and except as could not reasonably be expected to have a Material Adverse Effect, each of the Credit Parties and their Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to its Pension Plan, and have performed all their obligations under each Pension Plan in all material respects, (b) other than as a result of the Chapter 11 Cases, each Pension Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter or is the subject of a favorable opinion letter from the Internal Revenue Service indicating that such Pension Plan is so qualified and, to the best knowledge of the Credit Parties, nothing has occurred subsequent to the issuance of such determination letter which would cause such Pension Plan to lose its qualified status except where such event could not reasonably be expected to result in a Material Adverse Effect, (c) except as could not reasonably be expected to have a Material Adverse Effect, no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Pension Plan (other than for routine claims and required funding obligations in the ordinary course) or any trust established under Title IV of ERISA has been incurred by any Credit Party, any of its Subsidiaries or any of their ERISA Affiliates, and (d) except to the extent required under Section 4980B of the Internal Revenue Code and Section 601 et seq. of ERISA or similar state laws and except as could not reasonably be expected to have a Material Adverse Effect, no Pension Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company or any of its Subsidiaries.

Compliance with Laws

.  Each Credit Party and its Subsidiaries is in compliance with (a) the Patriot Act and OFAC rules and regulations as provided in Section 6.15 and (b) except such non-compliance with such other Applicable Laws that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, all other Applicable Laws.  Each Credit Party and its Subsidiaries possesses all certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by them and the failure of which to have could reasonably be expected to have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit the failure of which to have or retain could reasonably be expected to have a Material Adverse Effect.

Disclosure

.  No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to the Lenders by or on behalf of the Borrowers or any of their Subsidiaries for use in connection with the transactions contemplated hereby (other than projections and pro forma financial information contained in such materials) contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in any material manner in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material.  There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders.

Insurance

.  The properties of the Credit Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Credit Party or the applicable Subsidiary operates.

Collateral Documents

.

 The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Collateral, and the Security Agreement and the DIP Order shall create a valid and fully perfected DIP Liens on, and security interest in, all right, title and interest of the Borrowers in the Collateral, of the priority described in the DIP Order.

(p) The Vessel Mortgages (when recorded) are effective to create in favor of the Security Trustee, and the DIP Order is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable mortgage lien and/or security interest, as applicable, in the Collateral identified therein, of the priority described in the DIP order, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law), and the Vessel Mortgages, upon recordation, and the DIP Order shall create a fully perfected preferred mortgage lien on, and security interest in, all right, title and interest of the obligors thereunder in the Vessels, in each case prior and superior in right to any other Lien (subject to permitted maritime Liens).

Other Debt Documents

.

(q) Subject to the entry of the DIP Order, the Loans and the Credit Documents and the transactions contemplated hereby and thereby do not violate and/or conflict with any provision of the Prepetition Facilities.

(r) Except for obligations pursuant to the Prepetition Facilities and the obligations secured by the Permitted DIP Liens, the Borrowers do not have any other Indebtedness for borrowed money outstanding on the date hereof.

Budget

.  The Budget was prepared in good faith based on assumptions believed by the Credit Parties to be reasonable at the time made and upon information believed by the Credit Parties to have been accurate based upon the information available to the Credit Parties at the time the Budget was furnished.

Section 7. AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that until the Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

Financial Statements and Other Reports

.  The Borrowers will deliver, or will cause to be delivered, to the Administrative Agent:

(a) Quarterly Financial Statements for the Company and its Subsidiaries.  Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated financial statements (including a consolidated balance sheet and the related statements of income, cash flows and retained earnings) of the Company for such Fiscal Quarter and for the period beginning on the first day of the Fiscal Year and ending on the last day of such quarter, unaudited and setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and consistent in all material respects with the manner of presentation as of the Closing Date, with a Financial Officer Certification with respect thereto;

(b) Audited Annual Financial Statements for the Company and its Subsidiaries.  Upon the earlier of the date that is 120 days after the end of each Fiscal Year of the Company or the date such information is filed with the SEC, consolidated financial statements (including a consolidated balance sheet and the related consolidated statements of income, cash flows and retained earnings) of the Company for such Fiscal Year, together with statements in comparative form for the preceding Fiscal Year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the periods involved, and audited and certified by independent certified public accountants of recognized standing selected by the Company and satisfactory to the Administrative Agent (the form of such certification also to be satisfactory to the Administrative Agent), stating that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c) Notice of Default and Material Adverse Effect.  Promptly upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Credit Party with respect thereto; (ii) that any Person has given any notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 9.1(b), or (iii) the occurrence of any Material Adverse

Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition or change, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;

(d) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and(ii) (1) promptly upon reasonable request of the Administrative Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to each Pension Plan; and (2) promptly after their receipt, copies of all notices received by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event;

(e) Securities and Exchange Commission Filings.  Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements that the Company may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f) Securities and Exchange Commission Investigations.  Promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the Securities and Exchange Commission (or comparable agency in any applicable non‑U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof;

(g) Other Information.   (i) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders acting in such capacity or by any Subsidiary of the Company to its security holders, if any, other than the Company or another Subsidiary of the Company, provided that no Credit Party shall be required to deliver to the Administrative Agent or any Lender the minutes of any meeting of its Board of Directors, (ii) promptly upon receipt thereof, copies of all other reports, management letters and other documents submitted to it by independent accountants in connection with any annual or interim audit of its books made by such accountants, and (iii) such other information and data with respect to the Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Required Lenders;

(h) Documents Filed in the Chapter 11 Cases.  Promptly after the filing thereof, copies of all pleadings, motions, applications, financial information and other papers and documents filed by any Credit Party in the Chapter 11 Cases, which papers and documents shall also be given or served on the Administrative Agent’s counsel,  which service may be effected through the Bankruptcy Court’s ECF system and/or by the Borrower’ claims and noticing agent;

(i) Reports Given to the Official Committee.  Promptly after the sending thereof, copies of all written reports given by any Credit Party to the Official Committee or any unofficial creditors’ committee in the Chapter 11 Cases related to the operations, business, assets, properties or financial condition of the Borrowers (including, without limitation, audits, appraisals, valuations, projections and other financial reports) containing information not otherwise already available to the Administrative Agent and the Lenders other than any written reports subject to privilege, provided that such Person may redact any confidential information contained in any such written report if it provides a summary of the nature of the information redacted to the Administrative Agent; and

(j) Variance Reports.  On each Budget Testing Date (prior to 11:59 p.m.), a variance report certified by the chief financial officer of the Company, in form reasonably acceptable to the Required Lenders in their sole discretion, setting forth (x) (i) the actual cash receipts, expenditures and disbursements for the immediately preceding calendar week period on a line-item basis and the aggregate liquidity as of the end of such calendar week period and (ii) the variance in dollar amounts of the actual expenditures and disbursements (including debt service, professional fees and capital expenditures) for each weekly period from those reflected for the corresponding period in the Budget and (y) an explanation demonstrating compliance with Section 8.8 for such week (if applicable).

Each notice pursuant to clause (c) of this Section 7.1 shall describe with particularity any and all provisions of this Agreement and any other Credit Document that have been breached and shall be accompanied by a statement of an Authorized Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers and/or the other applicable Credit Party has taken and proposes to take with respect thereto.

Existence

.  Each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business, except to the extent permitted by Section 8.9 or not constituting an Asset Sale hereunder.

Payment of Obligations

.  Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature arising after the Petition Date, except where (i) the amount or validity thereof is being contested in good faith or (ii) non-payment thereof is permitted under the Bankruptcy Code or order of the Bankruptcy Court.

Maintenance of Properties

.  Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties (including the Vessels) used or useful in the business of any Credit Party and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.  Without limiting the foregoing, each Credit Party who is a registered owner of a Vessel constituting Collateral shall maintain the Vessel as provided in the Vessel Mortgage to which it is a party.

Insurance

.  The Credit Parties will maintain or cause to be maintained, with financially sound and reputable insurers, property insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the each Credit Party and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons; provided that the Borrowers and each of their Subsidiaries shall maintain at all times pollution legal liability insurance with coverage amounts equal to or greater than, deductibles no greater than, and otherwise with terms and conditions no less favorable to the Lenders than, the pollution legal liability insurance in effect as of the Closing Date.  Without limiting the generality of the foregoing, each of the Borrowers and their Subsidiaries will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property, if any, that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, including, with respect to the Vessels constituting Collateral, marine risk (including hull and machinery and war risks) insurance with such endorsements and with such limits as are provided in the Vessel Mortgages, (c) liability insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, including, with respect to the Vessels constituting Collateral, protection and indemnity insurance and war risk protection and indemnity insurance, including pollution coverage, with such endorsements and with such limits as are provided in the Vessel Mortgages, and (d) such additional insurance as may be required under the Vessel Mortgages.  Each such policy of insurance described in clauses (a), (b), (c) and (d) above shall (i) name the Collateral Agent, on behalf of the holders of the Obligations, as an additional insured thereunder as its interests may appear, and (ii) in the case of each property insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the holders of the Obligations, as the loss payee thereunder and provides for at least thirty (30) days’ prior written notice (or such shorter prior written notice as may be agreed by the Collateral Agent in its reasonable discretion) to the Collateral Agent of any modification or cancellation of such policy, as more fully provided in the Security Agreement, the Mortgages, the Vessel Mortgages, the Assignments of Insurances and the other Collateral Documents.

Inspections

.  Each Credit Party will, and will cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent, the Collateral Agent and each Lender to visit and inspect any of its properties, to conduct field audits, to attend and participate in meetings, to conduct ordinary due diligence with respects to its assets, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers, but without materially interfering with such Credit Party’s business or operations; provided,  however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

Lenders Meetings

.  The Borrowers will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at the Borrowers’ corporate offices (or at such other location as may be agreed to by the Borrowers and the Administrative Agent) at such time as may be agreed to by the Borrowers and the Administrative Agent.

Compliance with Laws and Material Contracts

.  Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with (a) the Patriot Act and OFAC rules and regulations, (b) all other Applicable Laws and (c) all Material Contracts, noncompliance with, with respect to clauses (b) and (c), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Use of Proceeds

.

(k) Subject to the terms and conditions herein, the Credit Parties will use the proceeds of the Credit Extensions in accordance with the terms of the DIP Order and in compliance with the Budget to: (a) repay in full all obligations, if then outstanding, under the Existing ING Facility, (b) pay Transaction Expenses, (c) provide for ongoing working capital and general corporate requirements of the Borrowers and to pay fees, costs and expenses relating to the Chapter 11 Cases (including, without limitation, the Professional Fees), and (d) pay certain maintenance fees.

(l) No portion of the proceeds of the Credit Extensions may be used: (a) for any purpose that is prohibited under the Bankruptcy Code or the DIP Order; (b) other than in compliance with the Budget (subjected to any Permitted Variance);  (c)  to finance, in any way: (i) in connection with the investigation (including discovery proceedings), initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent or the Lenders, or (ii) any other action which would result in a Default; (d) except with respect to the Existing ING Facility, for the payment of fees, expenses, interest or principal under the Prepetition Facilities (other than Permitted Adequate Protection Payments) or (e) to make any payment in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body, other than claims that are expected to be reimbursed by insurance and are budgeted on the Budget, without the prior written consent of the Required DIP Lenders.
Environmental Matters

.

(m) Environmental Disclosure.  Each Credit Party will deliver to the Administrative Agent and the Lenders with reasonable promptness, such documents and information with respect to environmental matters as from time to time may be reasonably requested by the Administrative Agent or any Lender.

(n) Hazardous Materials Activities, Etc.  The Borrowers shall promptly take; and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) respond to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Pledge of Assets

.  Each Credit Party shall (i) cause all of its owned and leased personal and real property, including all United States flagged Vessels, in all cases excluding Excluded Property, to be subject at all times to the DIP Liens in favor of the Collateral Agent, for the benefit of the Lenders, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents and (ii) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord waivers, certified resolutions and other organizational and authorizing documents of such Person, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent’s Liens thereunder) and other items reasonably requested by the Collateral Agent necessary in connection therewith to perfect the security interests therein, all in form, content and scope reasonably satisfactory to the Collateral Agent.

Books and Records

.  Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Company in conformity with GAAP.

Creation or Acquisition of Subsidiaries

.  Each Credit Party shall inform the Collateral Agent as to the acquisition or creation of any new Subsidiary and, if such Subsidiary is a Domestic Subsidiary, cause such Subsidiary to (i) promptly (but in no event more than 30 days) after such Subsidiary is acquired or created, become a Borrower under this Agreement by execution of an assumption agreement in form and substance reasonably acceptable to the Administrative Agent, and all other documents necessary to cause it to become jointly and severally liable for the Obligations (subject to the limitations in such assumption agreement) and an Obligor under (and as defined in) the Security Agreement, and (ii) upon the request of the Administrative Agent in its sole discretion, in connection with any such Subsidiary becoming a Borrower, deliver to the Administrative Agent such Organizational Documents, resolutions and favorable opinions of counsel reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

[Reserved]

.

Chapter 11 Cases

.

(o) The Credit Parties will comply with (i) the Cash Management Orders in all material respects and (ii) the DIP Order.

(p) The Credit Parties shall promptly provide to and discuss with the Administrative Agent any and all information and developments in connection with (i) any proposed conveyance, sale, assignment, transfer or other disposition of all or any substantial part of the assets of the Credit Parties or their Subsidiaries, (ii) the sale or other disposition or issuance of any equity interests of any Credit Party or (iii) any Change of Control, including, without limitation, any letters of intent, commitment letters or engagement letters received by the Credit Parties, and any other event or condition which is reasonably likely to have a material effect on the Credit Parties, the Loans or the Chapter 11 Cases, including, without limitation, the progress of any proposed Chapter 11 plan.

Milestones

.  The Credit Parties shall cause and ensure that the following actions are completed on a timely basis, in each case subject to court availability and the Final Order:

(q) either the completion of the actions set forth in this paragraph (a) or the actions set forth in paragraph (b) immediately below;  provided that the Borrowers’ determination of whether to pursue the actions set forth in paragraph (a) or (b) must be reasonably acceptable to the Required Lenders:

(i) on or before the date that is 75 days after the Petition Date, the Borrowers shall have filed a plan of reorganization and a related disclosure statement that are, in each case, in form and substance reasonably acceptable to the Required Lenders (respectively, the “Acceptable Plan of Reorganization” and the “Acceptable Disclosure Statement”); provided that a plan of reorganization that is a feasible plan which provides for the indefeasible payment in full in cash of the Loans on the effective date thereof shall be deemed to be an Acceptable Plan of Reorganization;

(ii) on or before the date that is 100 days after the Petition Date, the Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Required Lenders, approving the Acceptable Disclosure Statement;

(iii) on or before the date that is 140 days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order (such date, the “Confirmation Date”); and

(iv) on or before the date that is 21 days after the Confirmation Date, the effective date of the Acceptable Plan of Reorganization shall have occurred;
(r) the following sale milestones (which milestones may be fulfilled in lieu of the milestones set forth in clause (a) above:

(i) or before the date that is 75 days after the Petition Date (the “Sale Motion Filing Date”), the Borrowers shall have filed a motion (the “Sale Motion”), in form and substance reasonably satisfactory to the Required Lenders, seeking the entry of an order (the “Bidding Procedures Order”) (i) approving bidding and auction procedures in connection with a sale of all or substantially all of the Company’s and its Subsidiaries’ assets pursuant to section 363 of the Bankruptcy Code (the “363 Sale”) and (ii) scheduling the date for an auction, if necessary, and a hearing to consider approval of the 363 Sale;

(ii) on or before the date that is 100 days after the Petition Date, the Bankruptcy Court shall have entered the Bidding Procedures Order, which Bidding Procedures Order (including the bidding procedures contained therein) shall be in form and substance reasonably satisfactory to the Required Lenders in their sole discretion and shall specify that the Lenders, and any designees thereof, shall have the unconditional right to “credit bid” (to the fullest extent permitted by law) for any and all assets offered for sale by the Company and that any other bids must include sufficient cash purchase price to pay off the Obligations in cash and in full upon closing;

(iii) bids shall be due on or before the date that is 25 days after entry of the Bidding Procedures Order (the “Bid Due Date”);

(iv) on or before the date that is 10 Business Days after the Bid Due Date, the Bankruptcy Court shall have entered an order approving the 363 Sale (the “Sale Order”), which Sale Order shall be in form and substance reasonably satisfactory to the Required Lenders; and

(v) on or before the date that is 25 days after the Bid Due Date, the Borrowers shall have consummated the 363 Sale with the winning bidder(s);

(s) on or before the date that is 15 days after the Petition Date, the Borrowers shall have contacted for purposes of negotiations (i) authorized union representatives seeking modifications with respect to collective bargaining agreements, and (ii) authorized representatives of retirees seeking modifications with respect to retiree benefits;

(t) on or before the date that is 90 days from the Petition Date, the Borrowers shall have either (i) reached agreements in good faith with the parties referred to in clause (i) and (ii) of paragraph (c)  immediately above or (ii) filed any motions needed to approve such agreements, or (ii) filed any motions needed to authorize relief from the Bankruptcy Court pursuant to section 1113 and/or 1114 of the Bankruptcy Code;

provided, that in the case of (i) and (ii) above, the agreements and/or motions shall be in a form and substance reasonably satisfactory to the Required Lenders; and

(u) all orders entered by the Bankruptcy Court pertaining to the use of cash collateral, and all other pleadings and documents filed by the Credit Parties in connection therewith, shall be in form and substance reasonably satisfactory to the Lenders.

Vessel Covenants

.

(v) Vessel Names and Registration. Each of the Credit Parties shall:
(i) keep each Vessel owned by it registered in its name under the laws and flag of the United States, the Republic of Singapore or an alternative flag approved by the Lenders;
(ii) not do or allow to be done anything as a result of which such registration might be cancelled or imperiled;
(iii) not change the name of the Vessel owned by it; and

(iv) if the Vessel is documented on United States flag with a coastwise endorsement, maintain such documentation with a coastwise endorsement, and not do, omit to do or allow to be done anything as a result of which such documentation and coastwise endorsement might be cancelled or imperiled

(w) Repair and Classification. Each of the Credit Parties shall keep the Vessel owned by it in a good and safe condition and state of repair:
(i) consistent with first‑class ship ownership and management practice;

(ii) so as to maintain the highest classification and rating for ships of the same age and type with the Classification Society free of overdue recommendations and conditions affecting that Vessel’s class; and

(iii) so as to comply with all laws and regulations applicable to ships registered in the United States, Republic of Singapore or applicable registry, or to ships trading to any jurisdiction to which that Vessel may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

(x) Modification.  Except as may be required by applicable law or the Classification Society, no Credit Party shall make any modification or repairs to, or replacement of, the Vessel owned by it or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Vessel or materially reduce its value.

(y) Removal of Parts.  No Credit Party shall remove any material part of the Vessel owned by it, or any item of equipment installed on, that Vessel unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any liens (other than Permitted DIP Liens) in favor of any person other than the Collateral Agent as security trustee and becomes on installation on that Vessel the property of the Credit Party concerned and subject to the security constituted by the relevant Mortgage; provided that a Credit Party may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Vessel owned by it.

(z) Surveys.  Each Credit Party shall submit the Vessel owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Administrative Agent provide the Administrative Agent, with copies of all survey reports.

(aa) Inspections.  Each Credit Party shall permit the Collateral Agent as security trustee (acting through surveyors or other persons appointed by it for that purpose) to board the Vessel owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections;  provided that such inspections will not unreasonably interfere with the use and operation of the Vessels.

(bb) Report of Appraisal Value.  On the last Business Day of each Fiscal Year beginning December 31, 2016, the Credit Parties shall deliver to the Agent the current appraisal value for each Vessel constituting Collateral.

(cc) Report on Contractual Arrangements.  On the last Business Day of each Fiscal Quarter beginning September 30, 2016, the Credit Parties shall deliver to the Agent a report summarizing the current contractual arrangements of each Vessel constituting Collateral, including a comparison of such Vessel to all vessels owned by the Credit Parties.

Further Assurances

.  Each Loan Party will cooperate with the Lenders, the Administrative Agent and the Collateral Agent and execute such further instruments and documents as the Lenders, the Administrative Agent or the Collateral Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

Post-Closing Obligations

.

(dd) Within (1) 10 days of the Closing Date with respect to deliverables set forth in paragraph (a) below and (2) 30 days of the Closing Date with respect to all other deliverables set forth in this Section 7.19 (or, in each case of (1) and (2), such longer time period as the Administrative Agent may agree), the Credit Parties shall deliver to the Agent the following:

(i) Vessel Mortgages.  Vessel Mortgages encumbering the Vessels designated on Schedule 7.19(a) and the additional Collateral covered thereby duly executed by the Credit Parties who are the registered owners of such Vessels and notarized, legalized, and/or apostilled as required by each such Vessel’s jurisdiction of registry, and evidence that each such Vessel Mortgage has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Collateral Agent, so as to enable the Security Trustee to hold a perfected and enforceable first priority (subject to permitted maritime liens) preferred mortgage lien and security interest on such Vessels and other Collateral.

(ii) Assignment of Insurances.  An Assignment of Insurances with respect to each Vessel designated on Schedule 7.19(a) duly executed by the Credit Party who is the registered owner of such Vessel together with a Notice of Assignment in the form appended thereto duly executed by the assignor and the insurance broker.

(iii) Evidence of Insurance.  Certificates of insurance for casualty, liability and any other insurance required by the Credit Documents, identifying the Collateral Agent as additional insured and loss payee with respect to all marine risk, hull and machinery, war risks and other casualty insurance covering the physical loss of and damage to the Vessels designated on Schedule 7.19(a) and as a co-assured or additional insured with respect to protection and indemnity, protection and indemnity war risk, pollution and other liability insurance, as appropriate.

(iv) Operating Certificates.  True correct and complete copies of the following operational certificates with respect to each Vessel designated on Schedule 7.19(a), if required for the operation of the Vessel under Applicable Law, and such certificates are in full force and effect, without exception (i) a Certificate of Inspection authorizing the Vessel to engage in its intended service, (ii) a Load Line Certificate by the American Bureau of Shipping (“ABS”); (iii) all ISM Code Documentation; (iv) all ISPS Code Documentation; (v) a Tonnage Certificate issued for the Vessel by the ABS; (vi) Certificates of Financial Responsibility; and (vii) all Ship Safety Certificates required for the Vessel (collectively, “Operating Certificates”).

(v) Classification.  With respect to each Vessel designated on Schedule 7.19(a) that is classed by the ABS or other classification society, a copy of the class certificate with respect to such Vessel and a confirmation of class certificate evidencing that such Vessel is in class, without exception or notation, and free of any overdue conditions or recommendation of class, and without regard to extensions granted by class, on the Closing Date.

(vi) Charter Assignments and Security Agreements.  An Earnings Assignment and a Charter Assignment and Security Agreement with respect to each Vessel designated as requiring the same on Schedule 7.19(a) duly executed by the Credit Party who is the registered owner and/or operator of such Vessel together with a Notice of Assignment in the form appended thereto duly acknowledged by the charterer; provided that the applicable Credit Party shall be deemed to have satisfied the requirements in this clause (vi) with respect to delivery of a Notice of Assignment duly executed by the charterer, with respect to Vessels other than Bali Sea and Banda Sea, so long as it has used commercially reasonable efforts to obtain such Notices of Assignment.

(ee) Within three (3) Business Days of the Closing Date, the Credit Parties shall deliver copies of certificates of good standing, existence or the like of a recent date for Dry Bulk Americas and Dry Bulk Australia from the appropriate Governmental Authority of their jurisdiction of organization.

(ff) Within thirty (30) days of the Closing Date, the Credit Parties shall use commercially reasonable efforts to cause each of (i) the UCC-1 financing statement filed with the Louisiana Secretary of State against LMS, with Webbank as secured party, and (ii) the UCC-1 financing statement filed with the Florida Secretary of State against UOS, with GTC Connecticut Statutory Trust as secured party, to be terminated.

Section 8. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until the Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 8.

Indebtedness

.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than:

(a) Indebtedness (i) among the Credit Parties, (ii) among MPV Netherlands C.V., MPV Netherlands Cooperatief U.A. or MPV Netherlands B.V., (iii)  of any Credit Party owing to CG Railway, Inc., MPV Netherlands C.V., MPV Netherlands Cooperatief U.A. or MPV Netherlands B.V as budgeted on the Budget and evidenced by one or more promissory notes that are subordinated to the Obligations and (iv) of CG Railway, Inc. owing to any Credit Party permitted pursuant to Section 8.6(c); provided that upon the occurrence and continuation of an Event of Default, no payments shall be made or permitted to be made by any of the Credit Parties on any such inter-company Indebtedness until such time as the Obligations have been paid in full;

(b) Prepetition Obligations and any other Indebtedness existing on the Closing Date and described in Schedule 8.1, but not any extensions, renewals or replacements of such Prepetition Obligations or other Indebtedness; and

(c) Indebtedness related to the letter of credit issued by JPMorgan Chase Bank, N.A., or its Affiliates, for the account of the Company, in favor of Tampa Electric Company in a stated amount not exceeding the aggregate principal amount outstanding on the Petition Date;

Liens

.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Subsidiaries, whether now owned or hereafter acquired, created or licensed or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any Applicable Laws related to Intellectual Property, except:

(d) Liens on the Collateral in favor of the Collateral Agent for the benefit of the holders of the Obligations;
(e) Liens that secure the Prepetition Facilities;
(f) Liens existing as of the Closing Date and described in Schedule 8.2;

(g) deposits under workmen’s compensation, unemployment insurance and Social Security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(h) Liens imposed by law, such as carriers’, warehousemen’s or mechanics’ liens, incurred in good faith in the ordinary course of business and that are not delinquent or that are subject to Permitted Contests, and any Lien arising out of a judgment or award not exceeding $500,000 with respect to which an appeal is being prosecuted, a stay of execution pending such appeal having been secured;  provided, however, any such Liens on assets of any Credit Parties must be junior to the DIP Liens;

(i) Liens for taxes, assessments or other governmental charges or levies that are not delinquent or that are subject to Permitted Contests;
(j) Liens in favor of collecting banks under Section 4-210 of the UCC on items in the course of collection;
(k) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(l) Liens against the Vessels constituting Collateral which constitute “Permitted Maritime Liens” as defined in the Vessel Mortgages, and other similar Liens against other Vessels owned by the Credit Parties; and

(m) Liens in favor of the Prepetition Secured Parties pursuant to the DIP Order.
No Further Negative Pledges

.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Contractual Obligation (other than this Agreement, the other Credit Documents and the Prepetition Facilities) that limits the ability of any such Credit Party or such Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this Section 8.3 shall not prohibit (i) any Permitted DIP Lien or any document or instrument governing any Permitted DIP Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted DIP Lien, (ii) customary restrictions and conditions contained in any agreement relating to the disposition of any property or assets permitted under Section 8.9 pending the consummation of such disposition, and (iii) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business.

Restricted Payments

.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (a) each Credit Party (other than the Company) may make dividends and distributions to the Company or any other Credit Party, (b) each Subsidiary of the Company that is not a Credit Party may make dividends and distributions to a Credit Party, (c) MPV Netherlands B.V. may make dividends and distributions to MPV Netherlands Cooperatief U.A. and (d) MPV Netherlands Cooperatief U.A. may make dividends and distributions to MPV Netherlands C.V.

Reserved

.

Investments

.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any joint venture, except:

(n) Investments in cash and Cash Equivalents and deposit accounts or securities accounts in connection therewith;
(o) Investments existing as of the Closing Date in or to any Subsidiary;

(p) Investments (i) in a Credit Party by any other Credit Party, (ii) in a Credit Party by a Subsidiary that is not a Credit Party, (iii) among MPV Netherlands C.V., MPV Netherlands Cooperatief U.A. or MPV Netherlands B.V.; and (iv) in CG Railway, Inc. by a Credit Party; provided that (x) the Credit Parties shall be permitted to transfer up to $100,000 in the ordinary course of business upon two (2) business days’ written notice to the Administrative Agent of any Investment under this clause (iv) and (y) the Credit Parties shall be permitted to make a secured loan in an amount of up to $1,000,000 under this clause (iv) upon two (2) business days’ written notice to the Administrative Agent, which loan shall be evidenced by a note, in form and substance reasonably acceptable to the Administrative Agent ; and

(q) Investments constituting accounts receivable, trade debt and deposits for the purchase of goods, in each case made in the ordinary course of business.

Notwithstanding the foregoing, in no event shall any Credit Party or any Subsidiary make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 8.4.

Use of Proceeds

.  No Credit Party shall use the proceeds of any Credit Extension of the Loans except pursuant to Section 7.9.

Budget Covenant

.

(r) With respect to the Budget, commencing with August 18, 2016 and on every other Thursday thereafter (each such day, a “Budget Testing Date”), for the two-week period 66 ending on a Friday immediately preceding such Budget Testing Date (each such two-week or shorter period, the “Budget Testing Period”), the Credit Parties shall not have permitted the actual disbursements (net of Professional Fees) for each line item (other than the Professional Fees) during the Budget Testing Period to be more than the Permitted Deviation for the budgeted amount of the projected disbursements (net of Professional Fees) for such line item in the Budget for such period.

(s) On each Budget Testing Date, the Credit Parties shall cause the amount of the actual receipts for each line item during the Budget Testing Period to be not less than the Permitted Deviation for the budgeted amount of the projected receipts for such line item set forth in the Budget for such period.

Fundamental Changes; Asset Sales; Acquisitions

.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Acquisition or transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or make any Asset Sale, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory and materials and the acquisition of equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or Equity Interests or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(t) any Subsidiary of the Company may be merged with or into the Company or any other Subsidiary of the Company, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any such Subsidiary; provided, in the case of such a merger, (i) if the Company is party to the merger, the Company shall be the continuing or surviving Person, (ii) subject to clause (i), if a Borrower is party to such merger, the continuing or surviving Person shall be a Borrower, or (iii) subject to clauses (i) and (ii), if a guarantor is a party to the merger, the continuing or surviving Person shall be a guarantor; and

(u) Asset Sales consented to by the Required Lenders, such consent not to be unreasonably withheld; provided that (i) solely in the case of the sale of the Vessel Green Bay, such Asset Sale is also consented to by DVB Bank SE and (ii) solely in the case of the sale of the Vessel Green Ridge, the reasonableness standard of the Required Lenders agreed to in the amendment referenced in Section 5.3(m) shall apply; and

(v) Investments made in accordance with Section 8.6.
Disposal of Subsidiary Interests

.  Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 8.9 and except for Liens securing the Obligations, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by Applicable Laws; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by Applicable Laws.

Sales and Leaseback Transactions

.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction, other than any such transaction consented to by the Required Lenders.

Transactions with Affiliates and Insiders

.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with any Credit Party or Subsidiary of a Credit Party or any officer, director, partner, member or Affiliate thereof unless the terms of that transaction are no less favorable to it than those that would be obtained on an arms-length basis.

Amendment or Prepayment of Other Indebtedness

.

(w) No Credit Party shall, nor shall it permit any of its Subsidiaries to, (i) after the issuance thereof, amend or modify (or permit the amendment or modification of) the terms of any Indebtedness in a manner materially adverse to the interests of the Lenders (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto); or (ii) amend or modify, or permit or acquiesce to the amendment or modification (including waivers) of, any material provisions of the Prepetition Facilities, including any notes or instruments evidencing any such Indebtedness and any indenture or other governing instrument relating thereto, without the consent of the Required Lenders, and in each case if at such time the Outstanding Amount exceeds $5,000,000, without the consent of DVB Bank SE in its capacity as a Lender (such consent not to be unreasonably withheld).

(x) No Credit Party nor any Subsidiary shall pay, prepay, redeem, purchase, defease or otherwise satisfy in any manner any Indebtedness entered into on or prior to the Petition Date, other than payments contemplated by and in compliance with the Budget, Permitted Adequate Protection Payments and any other payments agreed to in writing by the Required Lenders (and agreed in writing by DVB Bank SE in its capacity as a Lender (such consent not to be unreasonably withheld) if at such time the Outstanding Amount exceeds $5,000,000) and, if necessary, authorized by the Bankruptcy Court.

Conduct of Business

.  From and after the Closing Date, the Credit Parties shall not, nor shall they permit any of their Subsidiaries to, engage in any business other than the businesses engaged in by such Credit Party or such Subsidiary on the Closing-Date and businesses that are substantially similar, related or incidental thereto.

Fiscal Year

.  No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

Certain Amendments to Organizational Agreements/Material Agreements

.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or permit any amendments to its Organizational Documents if such amendment could reasonably be expected to be materially adverse to the Lenders or any Agent.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or permit any amendment to, or terminate or waive any provision of any Material Contract unless, in any case, such amendment, termination, or waiver would not have a material adverse effect on the Agents or the Lenders.

Citizenship

.  No Credit Party shall permit the transfer of any of its Equity Interests or other securities, or permit any Person directly or indirectly to exercise control over its Equity Interests or other securities, if as the result of such transfer or exercise of control the registered owners of the Vessels constituting Collateral that currently qualify as citizens of the United States eligible under Section 2 of the Shipping Act of 1916 (46 U.S.C. §50501) to operate Vessels in each of the trades endorsed on the Certificate of Documentation for such Vessels as of the Closing Date, would cease to qualify as such as a result of such transfer.

OFAC

.  No Credit Party shall, nor shall it permit any Subsidiary to, directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person or Sanctioned Entity, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction) of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/officcs/cnforcement/ofac/ or as otherwise published from time to time.

Superpriority Claims; Adequate Protection

.  No Credit Party shall incur, create, assume, suffer to exist or permit (i) any super-priority administrative expense claim with the same priority or senior to the superpriority claims of the Agents and the Lenders granted by the DIP Order, or apply to the Bankruptcy Court for authority to do so or (ii) any obligation to make adequate protection payments, or otherwise provide adequate protection to any Person, other than the Permitted Adequate Protection Payments to the Prepetition Secured Parties.

Chapter 11 Orders

.  No Credit Party shall make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to any Chapter 11 Order without the prior written consent of the Lenders, not to be unreasonably withheld.

DIP Liens

.  No Credit Party shall permit the DIP Liens to be, under any circumstance, (i) subject or subordinate to (x) any Lien or security interest that is avoided and preserved for the benefit of the Borrowers and their estates under section 551 of the Bankruptcy Code or (y) unless otherwise provided for in the Credit Documents, any Liens arising after the Petition Date or (ii) subordinated to or made pari passu with any other Lien or security interest under sections 363 or 364 of the Bankruptcy Code or otherwise.

Section 9. EVENTS OF DEFAULT; REMEDIES; APPLICATION OF FUNDS
Events of Default

.  If any one or more of the following conditions or events shall occur

(a) Failure to Make Payments When Due.  Failure by any Credit Party to pay (i) the principal of any Loan when due, whether at stated maturity, by acceleration or otherwise; or (ii) within three (3) Business Days of when due any interest on any Loan or any fee or any other amount due hereunder; or

(b) Reserved; or

(c) Breach of Certain Covenants.  Failure of any Credit Party to perform or comply with any term or condition contained in Section 7.1,  Section 7.2,  Section 7.5,  Section 7.6,  Section 7.8,  Section 7.9,  Section 7.10,  Section 7.11,  Section 7.12,  Section 7.13,  Section 7.15,  Section 7.16,  Section 7.17(a) and (b),  Section 7.19 or Section 8; or

(d) Breach of Representations, etc.  Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 9.1, and such default shall not have been remedied or waived within fifteen (15) days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default, or (ii) receipt by the Borrowers of notice from the Administrative Agent or any Lender of such default; or

(f) Judgments and Attachments.    Except for matters subject to the automatic stay, (i) any one or more money judgments, writs or warrants of attachment or similar process involving an aggregate amount at any time in excess of $1,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or (ii) any non-monetary judgment or order shall be rendered against any Credit Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

(g) Dissolution.  Any order, judgment or decree shall be entered against any Credit Party or any of its Subsidiaries decreeing the dissolution or split up of such Credit Party or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of fifteen (15) days; or

(h) Pension Plans.  Except as relating to compliance with Sections 7.16(c) and/or (d) hereof and/or any similar act or omission acceptable to the Required Lenders, there shall occur one or more ERISA Events which individually or in the aggregate results in liability of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term hereof and which is not paid by the applicable due date; or

(i) Change of Control. A Change of Control shall occur; or

(j) Invalidity of Credit Documents.  At any time after the execution and delivery thereof, (i) this Agreement or any other Credit Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than contingent and indemnified obligations not then due and owing) in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, or (ii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

(k) Budget.  (i) The proceeds of any Loan shall have been expended in a manner which is not in accordance with the Budget, after taking into account any Permitted Deviation, (ii) any disbursement is made by any Credit Party that is not set forth in a line item on the Budget, after taking into account any Permitted Deviation or (iii) any adverse deviation of more than the Permitted Deviation from the amount set forth for any category of disbursements under the Budget for any Budget Testing Period; or

(l) Collateral Documents.  The Collateral Documents and the Interim Order and the Final Order, as applicable, shall cease to create a valid and perfected lien with the priority required by the DIP Order on a material portion of the Collateral; or

(m) Entry of Order. The Final Order Entry Date shall not have occurred within 40 days after the Petition Date; or

(n) Conversion to Chapter 7.  A motion seeking conversion of any of the Chapter 11 Cases to a Chapter 7 case shall be filed by any Credit Party, or an order shall be entered by the Bankruptcy Court converting any Chapter 11 Case to a Chapter 7 case; or

(o) Alternate Financing.  Any Credit Party shall file a motion seeking to obtain additional or replacement financing from a party other than the Lenders under Section 364 of the Bankruptcy Code, except (i) with the express written consent of Lenders or (ii) to the extent any such financing shall provide for the payment in full in cash of the Obligations; or

(p) Prepetition Claims.  Any Credit Party shall file a motion seeking, or the Bankruptcy Court shall enter, an order (i) approving payment of any prepetition claim (or the Credit Parties shall otherwise make a payment on any prepetition claim) other than (x) as authorized in the “first-day orders” (for the avoidance of doubt, “first-day orders” shall include all orders entered by the Bankruptcy Court with respect to the Chapter 11 Cases in connection with the motions filed by any Credit Party on or within two days after the Petition Date regardless of when such orders are entered) and included in the Budget, (y) otherwise consented to by the Required Lenders in writing, or (z) with respect to the Prepetition Obligations as provided in the DIP Order; (ii) granting relief from the automatic stay in effect under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of $1,000,000 in the aggregate or to permit other actions that would have a Material Adverse Effect; or (iii) approving any settlement of any prepetition claim, or any action, proceeding, or other stipulation with respect to any prepetition claims not approved by (x) the Required Lenders and (y) solely with respect to any prepetition claim of at least $500,000, if at such time the Outstanding Amount exceeds $5,000,000, DVB Bank SE in its capacity as a Lender (such consent not to be unreasonably withheld) (it being agreed that any reference to the prepetition claims in this clause (p) shall exclude any prepetition claims that are expected to be reimbursed by insurance and are budgeted on the Budget); or

(q) Appointment of Trustee or Examiner.  A motion shall be filed seeking, or an order shall be entered granting, the appointment of (i) a trustee under Section 1104 of the Bankruptcy Code, or (ii) an examiner with enlarged powers relating to the operation of the Debtors’ business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

(r) Dismissal of Chapter 11.  A motion shall be filed by any Credit Party seeking, or an order shall be entered granting, dismissal of any of the Chapter 11 Cases, which, in each case, does not contain a provision for termination of the Commitments, and payment in full in cash of all obligations of the Credit Parties under the Credit Documents; or

(s) Right to File Chapter 11 Plan.  A motion shall be filed by any Credit Party seeking, or an order shall be entered, terminating or modifying the exclusive right of any Credit Party to file a Chapter 11 plan pursuant to Section 1121 of the Bankruptcy Code, without the prior written consent of the Required Lenders; or

(t) Liens.  (i) Any Credit Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of the Collateral Agent and/or the Lenders, or to charge any Collateral pursuant to Section 506(c) of the Bankruptcy Code, (ii) any Lien or security interest created by the Credit Documents with respect to Collateral shall, for any reason, cease to be valid or perfected, or (iii) any action is commenced by the Credit Parties which contests the validity, perfection or enforceability of any of the Liens and security interests of the Collateral Agent and/or the Lenders created by any of the Credit Documents; or

(u) Invalidation of Claims.  (i) Any Credit Party shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of such Credit Party) any other Person’s request to, disallow in whole or in part the Lenders’ claim in respect of the Obligations or contest any material provision of any Credit Document or any material provision of any Credit Document shall cease to be effective or (ii) the Bankruptcy Court shall enter an order granting any Lien or claim which is senior to or par passu with the DIP Liens without the prior written consent of the Administrative Agent (or any motion shall be filed seeking such relief); or

(v) Amendment of DIP Order.  The DIP Order is amended, supplemented, reversed, vacated or otherwise modified without the prior written consent of the Lenders (and with respect to amendments, modifications or supplements that affect the rights or duties of the Administrative Agent, the Administrative Agent); or

(w) Plan of Reorganizations.  (i) Any Credit Party shall file a plan of reorganization that is not an Acceptable Plan of Reorganization or (ii) the Bankruptcy Court enters an order confirming (or the filing of any motion by any Credit Party requesting confirmation of) a plan of reorganization or liquidation that does not require indefeasible repayment in full in cash of the Obligations on the effective date of such plan; or

(x) Disclosure Statement. The Bankruptcy Court shall approve (or a motion shall be filed requesting approval of) a Disclosure Statement that is not an Acceptable Disclosure Statement; or

(y) Green Ridge.   Prior to the effectiveness of the amendment referenced in Section 5.3(m), a motion shall be filed by any Credit Party seeking, or an order shall be entered granting, the disposition of the Vessel Green Ridge.

Remedies

.  Subject to the DIP Order, if any Event of Default occurs and is continuing, the Administrative Agent may, or at the request of the Required Lenders, shall take any or all of the following actions:

(z) reduce and/or condition the availability of Loans and/or declare the Commitment of each Lender to make Loans terminated, whereupon the Loans shall be reduced or conditioned, as applicable, and/or such Commitments shall be terminated;

(aa) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties; and

(bb) cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

No termination of the Commitments hereunder shall relieve any Credit Party of any of the Obligations.

In addition, the Administrative Agent may declare a termination, reduction or restriction on the ability of the Credit Parties to use any the Lenders’ and the Prepetition Secured Indebtedness Holders’ cash collateral (any such declaration shall be made to the Credit Parties and noticed to the Official Committee and the U.S. Trustee).

If any Event of Default occurs and is continuing, and the Collateral Agent is requested to enforce any Liens or security interests created pursuant to the Collateral Documents, the Collateral Agent agrees:

(i) to use commercially reasonable efforts to exercise remedies with respect to, and foreclose on, the Vessels Bali Sea and Banda Sea before exercising remedies with respect to all other Collateral;
(ii) to provide notice to the Lenders prior to the disposition of any Collateral and to consult with all Lenders prior to such disposition;

(iii) to receive the consent of DVB Bank SE to the disposition of the Vessel Green Bay (notwithstanding if DVB Bank SE is or is not a Lender under this Agreement); provided that (x) DVB Bank SE shall be deemed to consent to such disposition if the Collateral Agent has first used commercially reasonable efforts to exercise remedies with respect to all other Collateral and (y) if DVB Bank SE is not willing to consent to such disposition after the Collateral Agent has first used commercially reasonable efforts to exercise remedies with respect to all other Collateral, it must purchase the Total Credit Exposure of SEACOR at par plus accrued and unpaid interest and fees; and

(iv) subject to the foregoing, to receive the consent of a Lender (such consent not to be unreasonably withheld) to dispose of Collateral that is subject to such Lender’s Lien under the Prepetition Documents.

Application of Funds

.  After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest but including without limitation all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 3.1 and Section 3.2) payable to the Administrative Agent, the Collateral Agent and the Security Trustee, in each case in its capacity as such, including without limitation, all expenses and charges incurred by the Security Trustee in the exercise of its rights and remedies under the Vessel Mortgages, including the expenses of any sale, the expenses of any retaking or collection, attorneys’ fees, court costs, and any other expenses or advances made or incurred by the Security Trustee in the protection of its rights or the pursuit of its remedies under the Vessel Mortgages;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders including without limitation all reasonable and documented out‑of-pocket fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 3.1 and Section 3.2), ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them; and

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full in cash, to the Borrowers or as otherwise required by Applicable Laws.

Section 10. AGENCY
Appointment and Authority

.

(a) Each of the Lenders hereby irrevocably appoints SEACOR Capital Corp. to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section are solely for the benefit of the Administrative Agent and the Lenders, and no Credit Party nor any of its Subsidiaries shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) Each of the Lenders hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Collateral Document or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentences, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Collateral Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent under the Credit Documents with respect to any acts taken or omissions suffered by the Collateral Agent in connection with any Collateral or the Collateral Documents as fully as if the term “Administrative Agent” as used in such Credit Documents included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein or in the Collateral Documents with respect to the Collateral Agent.

(c) Each of the Lenders additionally appoints the SEACOR Capital Corp. as Security Trustee on its behalf with regard to the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Agreement or any of the Collateral (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in the Agreement or any Collateral Document).

Rights as a Lender

.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary of the Borrowers or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Exculpatory Provisions

.

(d) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief

Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(e) The Administrative Agent shall not be liable for any action taken or not taken by it (i)with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.4 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrowers or a Lender.

(f) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Reliance by Administrative Agent

.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers and their Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Delegation of Duties

.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Resignation of Administrative Agent

.

(g) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(h) If the Person servicing as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law by notice in writing to the Borrowers and such Person remove such Person as the Administrative Agent and, with the consent of the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(i) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 10 and Section 12.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Non-Reliance on Administrative Agent and Other Lenders

.  Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

No Other Duties, etc

.   Anything herein to the contrary notwithstanding, SEACOR Capital Corp. shall not have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, Security Trustee or a Lender hereunder.

Collateral Matters

.

(j) The Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion,

(i) to release any Lien on any Collateral (x) upon termination of the Commitments and payment in full in cash of all Obligations (other than contingent indemnification obligations), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any Asset Sale permitted under the Credit Documents, or (z) subject to Section 12.4, if authorized in writing by the Required Lenders; and

(ii) to release any Credit Party from its Obligations under the Credit Documents if such Person ceases to be a Credit Party as a result of a transaction permitted under the Credit Documents.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Credit Party from its Obligations pursuant to this Section.

(k) The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(l) Anything contained in any of the Credit Documents to the contrary notwithstanding, each of the Credit Parties, the Administrative Agent and the Collateral Agent hereby agree that (i) no holder of the Obligations shall have any right individually to realize upon any of the Collateral or to enforce this Agreement or any other Credit Document, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Agent, on behalf of the holders of the Obligations in accordance with the terms hereof and thereof, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the holders of the Obligations (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

Miscellaneous

.   The Administrative Agent shall not without the prior written consent of any Lender (i) credit bid any portion of Loans held by such Lender, or (ii) agree to convert any portion of Loans held by such Lender to equity or any other instrument.  No Lender waives or relinquishes any rights, remedies, defenses, etc., it may have in other capacities, including as prepetition creditor of the Borrowers by reason of it being a Lender hereunder.

Section 11. SECURITY AND ADMINISTRATIVE PRIORITY
Collateral; Grant of Lien and Security Interest

.   Pursuant to the DIP Order and in accordance with the terms thereof, as security for the full and timely payment and performance of all of the Obligations, each  Credit Party hereby assigns, pledges and grants to the Collateral Agent, for the benefit of itself, the Administrative Agent and the Lenders, a Lien on and security interest in all of the Collateral.

DIP Liens

.  The DIP Order shall grant the following DIP Liens:

(a) pursuant to section 364(c)(2) of the Bankruptcy Code, a first priority lien on, and security interest in, all unencumbered assets of the Borrowers (now or hereafter acquired) and all proceeds thereof; provided, that such DIP Liens shall not attach to any actions or claims under sections 502(d), 544, 545, 547, 548, 549, 550 or 553 of the Bankruptcy Code (collectively, “Avoidance Actions”), but shall, upon entry of the Final Order, attach to the proceeds of Avoidance Actions, whether by judgment, settlement or otherwise;

(b) pursuant to section 364(c)(3) of the Bankruptcy Code, a junior lien on and security interest in, any and all tangible and intangible property of the Borrowers (other than the Prepetition Collateral (as that term is defined in the Interim Order) of the Primed Parties) that was subject to valid, perfected and unavoidable liens and security interests as of the Petition Date or that became subject to valid and unavoidable liens and security interests subsequent to the Petition Date pursuant to section 546(b) of the Bankruptcy Code;

(c) pursuant to section 364(d)(1) of the Bankruptcy Code, a first priority priming lien on, and security interest in, the property securing the Prepetition Obligations owing to the Primed Parties; provided,  however, that the DIP Liens shall be subject and junior to the Permitted Liens to which such Prepetition Obligations are subject; and

(d) on the Final Order Entry Date, pursuant to section 364(d)(1) of the Bankruptcy Code, a first priority priming lien on, and security interest in, the property securing the Prepetition Obligations owing to secured parties under the Existing RBS/Citizens Facility.

All of the Liens described herein shall be effective and automatically perfected as of the Interim Order Entry Date.  The Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office, take possession or control of any Collateral, or take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, the DIP Order or any other Credit Document.

Administrative Priority

.   Each Borrower agrees that its Obligations shall constitute allowed administrative expenses in its Chapter 11 Case, having priority over all other administrative expenses of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code, subject only to prior payment of the Carve-Out.

Survival

.  The Liens, administrative superpriority and other rights and remedies granted to the Administrative Agent, the Collateral Agent and the Lenders pursuant to this Agreement, the DIP Order and the other Credit Documents shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of Indebtedness by the Borrowers (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of any of the Chapter 11 Cases, or by any other act or omission whatsoever.  Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(e) except to the extent of the Carve-Out, no fees, charges, disbursements, costs or expenses of administration of the Chapter 11 Cases, of any Chapter 7 case resulting from conversion of the same, or in any other proceedings related thereto, will be prior to or on parity with any claim of the Administrative Agent, the Collateral Agent and the Lenders in respect of any Obligation.  For the avoidance of doubt, no fees, costs, expenses, charges and disbursements shall be payable by the Borrowers to their attorneys, accountants or other professionals or to attorneys, accountants or other professionals of the Official Committee except as provided in the Carve-Out; and

(f) if any or all of the provisions of the DIP Order are reversed, modified, vacated or stayed, on appeal or otherwise, (i) such action shall not affect (1) the validity of the Obligations or (2) the validity and enforceability of any Lien or priority authorized, created or granted under the Credit Documents, and (ii) the DIP Liens and the superpriority claims shall be entitled to the full protection of section 364(e) of the Bankruptcy Code.

Section 12. MISCELLANEOUS
Notices; Effectiveness; Electronic Communications

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(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Administrative Agent, the Borrowers or any other Credit Party, to the address, telecopier number, electronic mail address or telephone number specified in Appendix B:
(ii) if to any Lender, to the address, telecopier number, electronic mail address or telephone number in its Administrative Questionnaire on file with the Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender, as applicable, has notified the Administrative Agent and the Borrowers that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
(d) Platform.

(i) Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non‑infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’, any other Credit Party’s or the Administrative

Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Expenses; Indemnity; Damage Waiver

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(e) Costs and Expenses.  The Credit Parties shall pay (i) all Transaction Expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all Transaction Expenses in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or (C) relating  to or arising out of, in connection with or the result of the commencement, defense, conduct of, intervention in, or the taking of any other action (including, without limitation, preparation for and/or response to any subpoena or document request) related to this Agreement, the other Credit Documents, or the Loans in any action, litigation, investigation, or proceeding.

(f) Indemnification by the Credit Parties.  The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub‑agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the documented and reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any of their Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any of their Subsidiaries, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any of their Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 12.2(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(g) Reimbursement by Lenders.  To the extent that the Credit Parties for any reason fail to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of this Agreement that provide that their obligations are several in nature, and not joint and several.

(h) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, none of the Credit Parties shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(i) Payments.  All amounts due under this Section shall be payable promptly, but in any event within ten (10) Business Days after written demand therefor (including delivery of copies of applicable invoices).

(j) Survival.  The provisions of this Section shall survive resignation or replacement of the Administrative Agent, Collateral Agent, or any Lender, termination of the Commitments hereunder and repayment, satisfaction and discharge of the loans and obligations hereunder.

Set-Off

.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of a Borrower or any other Credit Party against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each of the Lenders agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Amendments and Waivers

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(k) Required Lenders’ Consent.  Subject to Section 12.4(b) and Section 12.4(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided that (i) the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender, (ii) [reserved], (iii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitments and/or Loans of such Lender may not be increased or extended without the consent of such Lender, and (iv) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein.

(l) Affected Lenders’ Consent.  Without the written consent of each Lender (other than a Defaulting Lender except as provided in clause (a)(iii) above) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) waive, reduce or postpone any scheduled repayment (but not prepayment) or alter the required application of any prepayment pursuant to Section 2.10 or the application of funds pursuant to Section 9.3, as applicable;

(ii) reduce the principal of or the rate of interest on any Loan (other than any waiver of the imposition of the Default Rate pursuant to Section 2.7) or 86 any fee or premium payable hereunder; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(iii) extend the time for payment of any such interest or fees;
(iv) reduce the principal amount of any Loan;

(v) amend, modify, terminate or waive any provision of this Section 12.4(b) or Section 12.4(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(vi) change the percentage of the outstanding principal amount of Loans that is required for the Lenders or any of them to take any action hereunder or amend the definition of “Required Lenders” or “Commitment Percentage” or modify the amount of the Commitment of any Lender; or

(vii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under any Credit Document (except pursuant to a transaction permitted hereunder).
(m) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by the Borrowers or any Credit Party therefrom, shall:

(i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Commitment of any Lender; or

(ii) amend, modify, terminate or waive any provision of this Section 12 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(n) Execution of Amendments, etc.  The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.4 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Borrower, on such Borrower.

Successors and Assigns

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(o) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(p) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and obligations hereunder at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s commitments and the loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the commitment (which for this purpose includes loans and obligations in respect thereof outstanding thereunder) or, if the commitment is not then in effect, the principal outstanding balance of the loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $1,000,000, unless the Administrative Agent otherwise consents (such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments and Loans assigned.

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) unfunded Commitments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a funded Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee in the amount of $3,500, unless waived, in whole or in part by the Administrative Agent in its discretion.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrowers, Affiliates or Subsidiaries. No such assignment shall be made to a Borrower or any Affiliate or Subsidiary of a Borrower.
(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii) Right of First Offer.  At any time, if either DVB Bank SE or SEACOR Capital Corp. (each, an “Initial Lender”) desires to assign to one or more assignees all or a portion of its rights and obligations under this Agreement (other than assignments to its Affiliates), it shall give the other Initial Lender (the

“Non-Assigning Lender”) no less than five (5) Business Days prior written notice of its intention to make such assignment (a “ROFO Notice”).  The Non-Assigning Lender may, within such five (5) Business Day period following the date on which a ROFO Notice is received (the “ROFO Election Period”), irrevocably elect to purchase such rights and obligations for an amount equal to full amount of the outstanding principal, accrued interest thereon, accrued fees and all other amounts payable to the assigning Lender in respect thereof. The closing of such assignment shall occur on the final Business Day occurring during such ROFO Election Period and shall be subject to all other provisions of this Section 12.5. If the Non-Assigning Lender does not does not respond to the assigning Lender or elects not to exercise its rights during the ROFO Election Period then such assigning Lender may assign all or a portion of its rights and obligations under this Agreement free of any restriction under this Section 12.5(a)(viii), but, for the avoidance of doubt, otherwise in accordance with this Section 12.5.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.13, 2.14 and 12.2 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(q) Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(r) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it);

provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.2(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (c) of Section 12.4 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.1 and 3.2 (subject to the requirements and limitations therein, including the requirements under Section 3.2(f) (it being understood that the documentation required under Section 3.2(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.14 and 3.3 and as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.2, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.14 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1 (c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(s) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, or any promissory notes evidencing its interests hereunder, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Independence of Covenants

.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Survival of Representations, Warranties and Agreements

.  All representation, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Section 3.1, Section 3.2, Section 12.2,  Section 12.3, and Section 12.10 and the agreements of the Lenders and the Agents set forth in Section 2.12, Section 10.3 and Section 12.2(c) shall survive the payment of the Loans, and the termination hereof.

No Waiver; Remedies Cumulative

.  No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Marshalling; Payments Set Aside

.  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent, the Collateral Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Severability

.  In case any provision in or obligation hereunder or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity,

legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Obligations Several;  Independent Nature of Lenders’ Rights

.  The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Credit Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Headings

.  Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Applicable Laws

.  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT NEW YORK LAW IS SUPERSEDED BY THE BANKRUPTCY CODE.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE BANKRUPTCY COURT.  EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF THE BANKRUPTCY COURT AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWERS AT THEIR ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.1.  THE BORROWERS AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.  EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL

PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

WAIVER OF JURY TRIAL

.  EACH BORROWER, THE AGENTS AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Confidentiality

.  Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or any Subsidiary of the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrowers or any of their Subsidiaries, unless, in the case of information received from the Borrowers or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as nonconfidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, but in no event less than a reasonable degree of care.

Each of the Administrative Agent, the Collateral Agent and the Lenders acknowledges that (i) the Information may include material non-public information concerning the Borrowers or any Subsidiary of a Borrower, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities laws.

Usury Savings Clause

.  Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Laws shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the aggregate outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of the Lenders and each of the Credit Parties to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the aggregate outstanding amount of the Loans made hereunder or be refunded to each of the applicable Credit Parties.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Counterparts; Integration; Effectiveness

.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or .pdf file shall be effective as delivery of a manually executed counterpart of this Agreement.

No Advisory of Fiduciary Relationship

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Administrative Agent, on the other hand, (ii) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (iii) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for any Credit Party or any of their Affiliates or any other Person and (ii) the Administrative Agent does not have any obligation to any Credit Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Administrative Agent and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and the Administrative Agent does not have any obligation to disclose any of such interests to any Credit Party or its Affiliates.  To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Electronic Execution of Assignments and Other Documents

.   The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or in any amendment, waiver, modification or consent relating hereto shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

USA PATRIOT Act

.  Each Lender subject to the Act hereby notifies each of the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each of the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender to identify each of the Credit Parties in accordance with the Patriot Act.

Joint and Several Liability of the Borrowers

.

(t) Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally Guarantees to the Administrative Agent and the Lenders the prompt payment and performance of, all Obligations and all agreements under the Credit Documents.  Each Borrower agrees that its Guarantee obligations hereunder constitute a continuing guarantee of payment and performance and not of collection, that such obligations shall not be discharged until payment in full, in cash, of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Credit Document, or any other document, instrument or agreement to which any Credit Party is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Credit Document, or any waiver, consent or indulgence of any kind by the Administrative Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect thereof (including the release of any security or Guarantee); (d) the insolvency of any Credit Party; (e) any election by the Administrative Agent or any Lender in an insolvency proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code of the United States; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code of the United States or otherwise; (g) the disallowance of any claims of the Administrative Agent or any Lender against any Credit Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code of the United States or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except payment in full in cash of all Obligations.

(u) Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Borrower hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Borrower, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, or any other agreement or instrument referred to in the Credit Documents shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, or any other agreement or instrument referred to in the Credit Documents, any Guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(v) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Borrower) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Borrower).

(v) With respect to its obligations hereunder, each Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (other than notices expressly required by the Credit Documents), and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, or any other agreement or instrument referred to in the Credit Documents, or against any other Person under any other Guarantee of, or security for, any of the Obligations.

(w) None of the Borrowers will exercise any rights that it may have or acquire by way of subrogation under this Agreement or any of the other Credit Documents, by any payment made hereunder or under any of the other Credit Documents or otherwise, until all the Obligations have been paid in full and this Agreement has been terminated and is no longer subject to reinstatement.  If any amount shall be paid to a Borrower on account of any such subrogation rights at any time when all of the Obligations shall not have been paid in full and this Agreement terminated, such amount shall be held in trust for the benefit of the Lenders and shall be paid forthwith to the Administrative Agent, for the benefit of the Lenders, to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

Appointment by Borrowers of the Company as Attorney-in-Fact

.  Each Borrower (other than the Company), separately and severally, hereby appoints and designates the Company as its agent and attorney-in-fact to act on behalf of it for all purposes of the Credit Documents, the Company shall have authority to exercise on behalf of each Borrower all rights and powers that the Company deems necessary, incidental or convenient in connection with the Credit Documents, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to or provided for in the Credit Documents, request Loans hereunder, receive all proceeds of Loans, give all notices, approvals and consents required or requested from time to time by the Administrative Agent and take any other actions and steps that each Borrower could take for its own account in connection with the Credit Documents from time to time, it being the intent of each Borrower to grant to the Company plenary power to act on behalf of each Borrower in connection with and pursuant to the Credit Documents.  The appointment of the Company as agent and attorney-in-fact for each Borrower hereunder shall be coupled with an interest and be irrevocable so long as any Credit Document shall remain in effect.  The Administrative Agent need not obtain any Borrower’s consent or approval for any act taken by the Company pursuant to any Credit Document, and all such acts shall bind and obligate the Company and each Borrower, jointly and severally.  Each Borrower forever waives and releases any claim (whether now or hereafter arising) against the Administrative Agent or any Lender based on any claim of the Company’s lack of authority to act on behalf of each Borrower in connection with the Credit Documents.

Acknowledgment and Consent to Bail-In of EEA Financial Institutions

.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(x) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution.

(y) the effects of any Bail-In Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signatures on Following Page(s)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

INTERNATIONAL SHIPHOLDING CORPORATION,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

ENTERPRISE SHIP COMPANY, INC.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

SULPHUR CARRIERS, INC.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

CENTRAL GULF LINES, INC.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

DIP CREDIT AGREEMENT
INTERNATIONAL SHIPHOLDING CORPORATION

WATERMAN STEAMSHIP CORPORATION,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

COASTAL CARRIERS, INC.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

N.W. JOHNSEN & CO., INC.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

LMS SHIPMANAGEMENT, INC.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

U.S. UNITED OCEAN SERVICES, LLC,

as Debtor and Debtor-in-Possession

By:  Coastal Carriers, Inc., its sole member

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

DIP CREDIT AGREEMENT
INTERNATIONAL SHIPHOLDING CORPORATION

MARY ANN HUDSON, LLC,

as Debtor and Debtor-in-Possession

By:  U.S. United Ocean Services, LLC, its sole member

By:  Coastal Carriers, Inc., its sole member

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

SHEILA MCDEVITT, LLC,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

TOWER, LLC,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

FRASCATI SHOPS, INC.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

DIP CREDIT AGREEMENT
INTERNATIONAL SHIPHOLDING CORPORATION

GULF SOUTH SHIPPING PTE LTD,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

LCI SHIPHOLDINGS, INC.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

MARCO SHIPPING COMPANY (PTE) LTD,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

DRY BULK AMERICAS LTD.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

DRY BULK AUSTRALIA LTD.,

as Debtor and Debtor-in-Possession

By:  /s/ Manuel G. Estrada
Name:  Manual G. Estrada
Title:  Vice President and Chief Financial Officer

DIP CREDIT AGREEMENT
INTERNATIONAL SHIPHOLDING CORPORATION

ADMINISTRATIVE AGENT,

COLLATERAL AGENT AND

SECURITY TRUSTEE:SEACOR CAPITAL CORP.,

as Administrative Agent, Collateral Agent and Security Trustee

By:  /s/ Scott Weber
Name:  Scott Weber
Title:  Vice President

DIP CREDIT AGREEMENT
INTERNATIONAL SHIPHOLDING CORPORATION

SEACOR CAPITAL CORP., as a Lender

By:  /s/ Scott Weber
Name:  Scott Weber
Title:  Vice President

DIP CREDIT AGREEMENT
INTERNATIONAL SHIPHOLDING CORPORATION

DVB BANK SE, as a Lender

By:  /s/ Moira Maresky
Name:  Moira Maresky
Title:  Attorney-in-Fact

DIP CREDIT AGREEMENT
INTERNATIONAL SHIPHOLDING CORPORATION

DIP CREDIT AGREEMENT
INTERNATIONAL SHIPHOLDING CORPORATION

Appendix A

Lenders, Commitments and Commitment Percentages

Lender	Commitments	Commitment Percentage
SEACOR Capital Corp.	$8,000,000.00	50%
DVB Bank SE	$8,000,000.00	50%
TOTAL	$16,000,000.00	100.0000000%

Appendix B

Notice Information

Any Credit
Party:
c/o International Shipholding Corporation

11 North Water Street, Suite 18290

Mobile, Alabama 36602
Attention:  Manuel G. Estrada, Chief Financial Officer
Tel:  251-243-9082
Fax:  251-706-0756
Email:  estradmg@intship.com

Administrative

Agent,

Collateral

Agent and

Security Trustee:SEACOR Capital Corp.

Attn. William C. Long,

SEACOR Holdings Inc.

Executive Vice President

Chief Legal Officer & Corporate Secretary

2200 Eller Drive

Fort Lauderdale, FL 33316

Tel:  954-627-5206

Fax:  281-670-1401

Email:  blong@ckor.com